EXHIBIT 10.3












                         SECOND AMENDED AND RESTATED
                         CREDIT AND GUARANTY AGREEMENT

                         DATED AS OF AUGUST [  ], 2004

                                     AMONG

                          BERRY PLASTICS CORPORATION,

                           BPC HOLDING CORPORATION,

              CERTAIN SUBSIDIARIES OF BERRY PLASTICS CORPORATION
                                AS GUARANTORS,

                               VARIOUS LENDERS,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                           AS ADMINISTRATIVE AGENT,

                             JPMORGAN CHASE BANK,
                             AS SYNDICATION AGENT,

                             FLEET NATIONAL BANK,
           AS COLLATERAL AGENT, ISSUING BANK AND SWING LINE LENDER,

                                      AND

                          THE ROYAL BANK OF SCOTLAND
                                      AND
                     GENERAL ELECTRIC CAPITAL CORPORATION,
                          AS CO-DOCUMENTATION AGENTS

           ________________________________________________________

                 $465,525,000 SENIOR SECURED CREDIT FACILITIES

           ________________________________________________________





NY12534:136764.9

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                               TABLE OF CONTENTS

                                                                           Page

SECTION 1.      DEFINITIONS AND INTERPRETATION...............................2
          1.1.  DEFINITIONS.  The following terms used herein, including in the preamble, recitals, exhibits and schedules
                hereto, shall have the following meanings:...................2
          1.2.  ACCOUNTING TERMS.  Except as otherwise expressly
                provided herein, all accounting terms not otherwise
                defined herein shall have the meanings assigned to them
                in conformity with GAAP as in effect from time to time; provided, if Company notifies Administrative Agent that Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof to the operation of such provisions, regardless of whether any such notice is given before or after such change in GAAP
                or in the application thereof, then such provision shall
                be interpreted on the basis of GAAP in effect and
                applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Subject
                to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial
                Statements..................................................38
          1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Except as otherwise specifically provided, all reference herein to any Person shall mean such Person and its permitted

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                successors and assigns and all references herein to any
                document, instrument or agreement shall mean such
                document, instrument or agreement as amended,
                supplemented or modified from time to time, to the
                extent not prohibited by this Agreement.....................38
SECTION 2.      LOANS AND LETTERS OF CREDIT.................................39
          2.1.  TERM LOANS..................................................39
          2.2.  INCREMENTAL TERM LOANS.  Company and any one or more
                Lenders or New Lenders may from time to time agree that such Lenders shall make one or more Incremental Term
                Loans, which shall constitute Loans for all purposes of this Agreement, by executing and delivering to the Administrative Agent an Incremental Term Loan Notice, substantially in the form of Exhibit A-4, not less than 10 Business Days prior to the Applicable Incremental
                Term Loan Closing Date, specifying (i) the principal amount of such Incremental Term Loan, (ii) the applicable Incremental Term Loan Closing Date, (iii) the applicable Incremental Term Loan Maturity Date, (iv) the amortization schedule for such Incremental Term Loan and
                (v) the Applicable Margin for such Incremental Term
                Loan; provided that, (A) after giving pro forma effect to the making of such Incremental Term Loan and any Permitted Acquisition to be financed with the proceeds thereof, the Leverage Ratio shall be less than or equal to 3.00:1.00 (calculated in accordance with Section
                6.8(d)(ii) and in such a manner as to exclude from Consolidated Total Debt any Indebtedness which is not secured by a Lien or which by its terms ranks junior in right of payment to that of the Lenders under this Agreement), (B) no Default or Event of Default has occurred and is continuing or would result after giving effect to the making of such Incremental Term Loan or the application of the proceeds therefrom, (C) the calculation of interest in respect of such Incremental
                Term Loan as set forth in the applicable Incremental
                Term Loan Notice is based on the Base Rate or the Eurodollar Rate as defined substantially in this Agreement and the maximum Applicable Margin in respect of such Incremental Term Loan shall not be greater than 0.50% above the Applicable Margin then in effect, or which could be in effect under any set of circumstances thereafter, for the Term Loan, (D) such Incremental Term
                Loan shall otherwise be on the same terms and conditions as those generally applicable to the Loans made under this Agreement, (E) the aggregate principal amount outstanding of Incremental Term Loans pursuant to this

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                Section 2.2 after giving effect to such Incremental Term
                Loan shall not exceed $150,000,000, (F) each borrowing
                of an Incremental Term Loan pursuant to this Section 2.2
                shall be in a minimum amount of (I) $25,000,000 or (II)
                the difference of $150,000,000 and the sum of the
                aggregate principal amount of all Incremental Term Loans
                then outstanding, (G) the average weighted maturity of
                all Incremental Term Loans outstanding, after giving
                effect to such Incremental Term Loan, shall not be less
                than the remaining term of the Term Loan (H) any
                Incremental Term Loan Maturity Date shall be on or after
                the Term Loan Maturity Date and (I) the Chief Financial Officer of each of Holdings and Company shall have executed and delivered to the Administrative Agent on
                the Incremental Term Loan Closing Date an officer's certificate certifying compliance with the requirements of this Section 2.2.........................................41
          2.3.  REVOLVING LOANS.............................................41
          2.4.  ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF
                PARTICIPATIONS THEREIN......................................43
          2.5.  SWING LINE LOANS............................................47
          2.6.  PRO RATA SHARES; AVAILABILITY OF FUNDS......................50
          2.7.  USE OF PROCEEDS.  The proceeds of the Term Loans made on the Effective Date shall be applied by Company on the Effective Date to prepay Term Loans and Delayed Draw
                Loans (as defined in the Existing Agreement) outstanding
                under the Existing Agreement and, after prepayment of
                such Term Loans and Delayed Draw Loans in full,
                otherwise for working capital and general corporate
                purposes of the Company and its Subsidiaries.  The
                proceeds of the Revolving Loans, Swing Line Loans and
                Letters of Credit made after the Effective Date shall be applied by Company for Permitted Acquisition Expenses working capital and general corporate purposes of
                Company and its Subsidiaries; provided, however, in no
                event will the proceeds of Revolving Loans be used for
                the purposes of prepaying Loans as permitted under
                Section 2.14 hereof.  The proceeds of any Incremental
                Term Loan shall be used as set forth in the applicable Incremental Term Loan Notice or, where and so provided, for working capital and general corporate purposes of
                Company and its Subsidiaries.  No portion of the
                proceeds of any Credit Extension shall be used in any
                manner that causes or might cause such Credit Extension
                or the application of such proceeds to violate
                Regulation T, Regulation U or Regulation X of the Board
                of Governors of the Federal Reserve System or any other
                regulation thereof or to violate the Exchange Act...........51
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          2.8.  EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS;
                NOTES.......................................................51
          2.9.  INTEREST ON LOANS...........................................52
          2.10. CONVERSION/CONTINUATION.....................................54
          2.11. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall
                thereafter bear interest (including post-petition
                interest in any proceeding under the Bankruptcy Code or
                other applicable bankruptcy laws) payable on demand at a
                rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and
                other amounts, at a rate which is 2% per annum in excess
                of the interest rate otherwise payable hereunder for
                Base Rate Loans); provided, in the case of Eurodollar
                Rate Loans, upon the expiration of the Interest Period
                in effect at the time any such increase in interest rate
                is effective such Eurodollar Rate Loans shall thereupon
                become Base Rate Loans and shall thereafter bear
                interest payable upon demand at a rate which is 2% per
                annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this
                Section 2.11 is not a permitted alternative to timely
                payment and shall not constitute a waiver of any Event
                of Default or otherwise prejudice or limit any rights or
                remedies of Administrative Agent or any Lender..............54
          2.12. FEES........................................................55
          2.13. SCHEDULED PAYMENTS/COMMITMENT REDUCTIONS....................56
          2.14. VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS.................57
          2.15. MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS.................58
          2.16. APPLICATION OF PREPAYMENTS/REDUCTIONS.......................60
          2.17. GENERAL PROVISIONS REGARDING PAYMENTS.......................62
          2.18. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or

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                otherwise, or as adequate protection of a deposit
                treated as cash collateral under the Bankruptcy Code,
                receive payment or reduction of a proportion of the
                aggregate amount of principal, interest, amounts payable
                in respect of Letters of Credit, fees and other amounts
                then due and owing to such Lender hereunder or under the
                other Credit Documents (collectively, the "AGGREGATE
                AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other
                Lender of the receipt of such payment and (b) apply a
                portion of such payment to purchase participations
                (which it shall be deemed to have purchased from each
                seller of a participation simultaneously upon the
                receipt by such seller of its portion of such payment)
                in the Aggregate Amounts Due to the other Lenders so
                that all such recoveries of Aggregate Amounts Due shall
                be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such
                Lender upon the bankruptcy or reorganization of Company
                or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent
                of such recovery, but without interest.  Company
                expressly consents to the foregoing arrangement and
                agrees that any holder of a participation so purchased
                may exercise any and all rights of banker's lien,
                set-off or counterclaim with respect to any and all
                monies owing by Company to that holder with respect
                thereto as fully as if that holder were owed the amount
                of the participation held by that holder....................63
          2.19. MAKING OR MAINTAINING EURODOLLAR RATE LOANS.................64
          2.20. INCREASED COSTS; CAPITAL ADEQUACY...........................66
          2.21. TAXES; WITHHOLDING, ETC.....................................67
          2.22. OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Commitments, Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.19, 2.20 or 2.21, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a)

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                make, issue, fund or maintain its Commitments, Loans and
                Letters of Credit, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a
                result thereof the circumstances which would cause such
                Lender to be an Affected Lender would cease to exist or
                the additional amounts which would otherwise be required
                to be paid to such Lender pursuant to Section 2.19, 2.20
                or 2.21 would be materially reduced and if, as
                determined by such Lender in its sole discretion, the
                making, issuing, funding or maintaining of such
                Commitments, Loans or Letters of Credit through such
                other office or in accordance with such other measures,
                as the case may be, would not otherwise adversely affect
                such Commitments, Loans or Letters of Credit or the
                interests of such Lender; provided, such Lender will not
                be obligated to utilize such other office pursuant to
                this Section 2.22 unless Company agrees to pay all
                incremental expenses incurred by such Lender as a result
                of utilizing such other office as described in
                clause (a) above.  A certificate as to the amount of any
                such expenses payable by Company pursuant to this
                Section 2.22 (setting forth in reasonable detail the
                basis for requesting such amount) submitted by such
                Lender to Company (with a copy to Administrative Agent)
                shall be conclusive absent manifest error...................70
          2.23. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender, at the direction or request of any regulatory agency or authority, defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving
                Loan under Section 2.3(b)(iv) or its portion of any unreimbursed payment under Section 2.4(e) (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting
                Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving
                Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving
                Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving
                Exposure of such Defaulting Lender were zero, and
                (ii) any mandatory prepayment of the Revolving Loans

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                shall, if Company so directs at the time of making such
                mandatory prepayment, be applied to the Revolving Loans
                of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it
                being understood and agreed that Company shall be
                entitled to retain any portion of any mandatory
                prepayment of the Revolving Loans that is not paid to
                such Defaulting Lender solely as a result of the
                operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata
                Share of the Letter of Credit Usage shall be excluded
                for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any
                Default Period with respect to such Defaulting Lender,
                and such Defaulting Lender shall not be entitled to
                receive any Revolving Commitment fee pursuant to Section
                2.11 with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization
                of Revolving Commitments as at any date of determination
                shall be calculated as if such Defaulting Lender had
                funded all Defaulted Loans of such Defaulting Lender.
                No Revolving Commitment of any Lender shall be increased
                or otherwise affected, and, except as otherwise
                expressly provided in this Section 2.23, performance by Company of its obligations hereunder and the other
                Credit Documents shall not be excused or otherwise
                modified as a result of any Funding Default or the
                operation of this Section 2.23. The rights and remedies against a Defaulting Lender under this Section 2.23 are in addition to other rights and remedies which Company
                may have against such Defaulting Lender with respect to
                any Funding Default and which Administrative Agent or
                any Lender may have against such Defaulting Lender with
                respect to any Funding Default..............................70
          2.24. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected
                Lender or such Lender becomes entitled to receive payments under Section 2.20 or 2.21, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to
                (i) withdraw such notice or (ii) waive in writing the

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                right to receive the applicable payments, in each of
                cases (i) and (ii), within five Business Days after Company's request for such withdrawal or waiver; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of
                (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.12; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to
                Section 2.19, 2.20 or 2.21 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Company may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the

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                effectiveness of such election, Company shall have
                caused each outstanding Letter of Credit issued thereby
                to be cancelled.  Upon the prepayment of all amounts
                owing to any Terminated Lender and the termination of
                such Terminated Lender's Revolving Commitments, if any,
                such Terminated Lender shall no longer constitute a
                "Lender" for purposes hereof; provided, any rights of
                such Terminated Lender to indemnification hereunder
                shall survive as to such Terminated Lender..................71

SECTION 3.      CONDITIONS PRECEDENT........................................72
          3.1.  CLOSING DATE.  The obligation of any Lender to make a
                Credit Extension under the Original Agreement on the
                Closing Date was subject to the satisfaction, or waiver
                in accordance with Section 10.5, of the following
                conditions on or before the Closing Date.  Solely for
                purposes of the historical conditions set forth in this
                Section 3.1, capitalized terms used in this Section 3.1
                and defined in the Original Agreement shall have the
                meanings specified in the Original Agreement as
                applicable as of the Closing Date...........................72
          3.2.  CONDITIONS TO EACH CREDIT EXTENSION.........................78
          3.3. CONDITIONS TO EFFECTIVENESS. This Agreement and the obligation of each Term Loan Lender to make a Term Loan in the amount of such Lender's Term Loan Commitment as
                set forth in Annex A-1 of this Agreement on the
                Effective Date shall become effective on August [  ],
                2004 (the "EFFECTIVE DATE") only upon:......................80
          3.4. EFFECT OF AGREEMENT ON OTHER CREDIT DOCUMENTS. By its signature on this Agreement, each Credit Party acknowledges and agrees that this Agreement is a valid amendment of the Existing Agreement made in accordance with the terms thereof and binding against such Credit
                Party and that each Credit Document (other than this Agreement) shall continue to be valid and binding against such Credit Party and its assets and properties
                as of and after the Effective Date (with any references
                to the Existing Agreement in any such Credit Document
                construed as references to this Agreement)..................81

SECTION 4.      REPRESENTATIONS AND WARRANTIES..............................81
          4.1.  ORGANIZATION; REQUISITE POWER AND AUTHORITY;
                QUALIFICATION.  Each of Holdings and its Subsidiaries
                (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its

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                properties, to carry on its business as now conducted
                and as proposed to be conducted, to enter into the
                Credit Documents to which it is a party and to carry out
                the transactions contemplated thereby, and (c) is
                qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so
                qualified or in good standing has not had, and could not reasonably be expected to have, a Material Adverse
                Effect......................................................81
          4.2.  CAPITAL STOCK AND OWNERSHIP.  The Capital Stock of each of Holdings and its Subsidiaries has been duly
                authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option,
                warrant, call, right, commitment or other agreement to
                which Holdings or any of its Subsidiaries is a party requiring, and there is no Capital Stock of Holdings or any of its Subsidiaries outstanding which upon
                conversion or exchange would require, the issuance by
                Holdings or any of its Subsidiaries of any additional
                Capital Stock of Holdings or any of its Subsidiaries or
                other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase,
                Capital Stock of Holdings or any of its Subsidiaries.
                Schedule 4.2 correctly sets forth the ownership interest
                of Holdings and each of its Subsidiaries in their
                respective Subsidiaries as of the Effective Date............81
          4.3. DUE AUTHORIZATION. The transactions contemplated by the Credit Documents are within the corporate powers of each Credit Party and the execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto..........................................81
          4.4.  GUARANTOR SUBSIDIARIES.  Schedule 4.4 correctly sets forth, as of the Effective Date, all of Company's
                Guarantor Subsidiaries who are parties to this
                Agreement...................................................82
          4.5. NO CONFLICT. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not
                (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation, individually or in the aggregate, could not reasonably

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                be expected to have a Material Adverse Effect;
                (b) conflict with, result in a breach of or constitute
                (with due notice or lapse of time or both) a default
                under any Contractual Obligation of Holdings or any of
                its Subsidiaries except to the extent such conflict,
                breach or default, individually or in the aggregate,
                could not reasonably be expected to have a Material
                Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other
                than any Liens created under any of the Credit Documents
                in favor of Collateral  Agent, on behalf of Secured
                Parties) except to the extent that the creation or
                imposition of any such Liens, individually or in the aggregate, could not reasonably be expected to have a
                Material Adverse Effect; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation
                of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to
                Lenders and except for any such approvals or consents
                the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to have a
                Material Adverse Effect.....................................82
          4.6. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for such
                registrations, consents, approvals, notices or actions
                the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to have a
                Material Adverse Effect.....................................82
          4.7. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding
                obligation of such Credit Party, enforceable against
                such Credit Party in accordance with its respective
                terms, except as may be limited by bankruptcy,
                insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability..........82
          4.8.  HISTORICAL FINANCIAL STATEMENTS.  The Historical
                Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the

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                respective dates thereof and the results of operations
                and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Effective Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not
                reflected in the Historical Financial Statements or the
                notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects
                of Holdings and any of its Subsidiaries taken as a
                whole.......................................................82
          4.9.  PROJECTIONS.  On and as of the Effective Date, the
                Projections of Holdings and its Subsidiaries for the
                period beginning with Fiscal Year 2003 through and
                including Fiscal Year 2010 (the "PROJECTIONS") are based
                on good faith estimates and reasonable assumptions made
                by the management of Holdings; provided, the Projections
                are not to be viewed as facts and that actual results
                during the period or periods covered by the Projections
                may differ from such Projections and that the
                differences may be material; provided further, as of the Effective Date, management of Holdings believed that the
                Projections were reasonable and attainable..................83
          4.10. NO MATERIAL ADVERSE CHANGE. Since December 27, 2003, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the
                aggregate, a continuing Material Adverse Effect.............83
          4.11. ADVERSE PROCEEDINGS, ETC.  There are no Adverse
                Proceedings, individually or in the aggregate, that
                could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries
                (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a
                Material Adverse Effect, or (b) is subject to or in
                default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to
                have a Material Adverse Effect..............................83
          4.12. PAYMENT OF TAXES.  Except as otherwise permitted under
                Section 5.3, all material tax returns and reports of Holdings and its Subsidiaries required to be filed by

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                any of them have been timely filed, and all taxes shown
                on such tax returns to be due and payable and all
                material assessments, fees and other governmental
                charges upon Holdings and its Subsidiaries and upon
                their respective properties, assets, income, businesses
                and franchises which are due and payable have been paid
                when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or
                such Subsidiary in good faith and by appropriate
                proceedings; provided, such reserves or other
                appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor....................................................83
          4.13. PROPERTIES..................................................84
          4.14. ENVIRONMENTAL MATTERS.  Except as set forth on
                Schedule 4.14, (i) neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental
                Claim, or any Hazardous Materials Activity, (ii) there
                are and, to each of Holdings' and its Subsidiaries'
                knowledge, have been, no conditions, occurrences, or
                Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries, (iii)
                neither Holdings nor any of its Subsidiaries has
                received any letter or request for information under
                Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
                {section} 9604) or any comparable state law, in each of
                cases (i), (ii) and (iii) that, if resolved adversely, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Compliance
                with all current or reasonably foreseeable future
                requirements pursuant to or under Environmental Laws
                could not reasonably be expected to have, individually
                or in the aggregate, a Material Adverse Effect.  No
                event or condition has occurred or is occurring with
                respect to Holdings or any of its Subsidiaries relating
                to any applicable Environmental Law, any Release of
                Hazardous Materials, or any Hazardous Materials Activity
                which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse
                Effect, other than the events and conditions described
                on Schedule 4.14 as existing on or prior to the
                Effective Date..............................................84
          4.15. NO DEFAULTS.  Neither Holdings nor any of its
                Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations,

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                covenants or conditions contained in any of its
                Contractual Obligations, and no condition exists which,
                with the giving of notice or the lapse of time or both,
                could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to
                have a Material Adverse Effect..............................85
          4.16. GOVERNMENTAL REGULATION.  Neither Holdings nor any of
                its Subsidiaries is subject to regulation under the
                Public Utility Holding Company Act of 1935, the Federal
                Power Act or the Investment Company Act of 1940 or under
                any other federal or state statute or regulation which
                may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its
                Subsidiaries is a "registered investment company" or a
                company "controlled" by a "registered investment
                company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the
                Investment Company Act of 1940..............................85
          4.17. MARGIN STOCK.  Neither Holdings nor any of its
                Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any
                Margin Stock.  No part of the proceeds of the Loans made
                to such Credit Party will be used to purchase or carry
                any such margin stock or to extend credit to others for
                the purpose of purchasing or carrying any such margin
                stock or for any purpose that violates, or is
                inconsistent with, the provisions of Regulation T, U or
                X of the Board of Governors of the Federal Reserve
                System......................................................85
          4.18. EMPLOYEE MATTERS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material
                Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and

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

                Company, no union organization activity that is taking
                place, except (with respect to any matter specified in
                clause (a), (b) or (c) above, either individually or in
                the aggregate) such as is not reasonably likely to have
                a Material Adverse Effect...................................85
          4.19. EMPLOYEE BENEFIT PLANS.  Except as, individually or in the aggregate, could not reasonably be expected to have
                a Material Adverse Effect, (i) Holdings, each of its Subsidiaries and each of their respective ERISA
                Affiliates are in substantial compliance with all
                applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan, (ii) each Employee Benefit Plan which is intended to qualify under
                Section 401(a) of the Internal Revenue Code has received
                a favorable determination letter from the Internal
                Revenue Service indicating that such Employee Benefit
                Plan is so qualified and nothing has occurred subsequent
                to the issuance of such determination letter which would
                cause such Employee Benefit Plan to lose its qualified
                status, (iii) no liability to the PBGC (other than
                required premium payments) has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates, (iv) no ERISA Event has occurred
                or is reasonably expected to occur, and (v) Holdings,
                each of its Subsidiaries and each of their ERISA
                Affiliates have complied with the requirements of
                Section 515 of ERISA with respect to each Multiemployer
                Plan and are not in material "default" (as defined in
                Section 4219(c)(5) of ERISA) with respect to payments to
                a Multiemployer Plan.)......................................85
          4.20. SOLVENCY.  Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on
                which this representation and warranty is made and after giving effect to the provisions of Section 7.2, will be,
                Solvent.....................................................86
          4.21. [Intentionally Omitted].....................................86
          4.22. COMPLIANCE WITH STATUTES, ETC. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate
                Asset or the operations of Holdings or any of its

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

                Subsidiaries), except such non-compliance that,
                individually or in the aggregate, could not reasonably
                be expected to result in a Material Adverse Effect..........86
          4.23. DISCLOSURE.  No representation or warranty of any Credit
                Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby at the time such representation or warranty is made contains any untrue statement of a material fact or omits to state a material fact (known
                to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not
                misleading in light of the circumstances in which the
                same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by
                Holdings or Company to be reasonable at the time made,
                it being recognized by Lenders that such projections as
                to future events are not to be viewed as facts and that
                actual results during the period or periods covered by
                any such projections may differ materially from the
                projected results.  There are no facts known (or which
                should upon the reasonable exercise of diligence be
                known) to Holdings or Company (other than matters of a
                general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection
                with the transactions contemplated hereby...................86

SECTION 5.      AFFIRMATIVE COVENANTS.......................................87
          5.1.  FINANCIAL STATEMENTS AND OTHER REPORTS.  Holdings will deliver to Administrative Agent and Lenders:................87
          5.2.  EXISTENCE.  Except as otherwise permitted under Section
                6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and
                franchises, licenses and permits material to its
                business; provided, no Credit Party or any of its
                Subsidiaries shall be required to preserve any such
                existence, right or franchise, licenses and permits if
                such Person's board of directors (or similar governing
                body) shall determine that the preservation thereof is
                no longer desirable in the conduct of the business of
                such Person, and that the loss thereof could not
                reasonably be expected to have a Material Adverse
                Effect......................................................90

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

          5.3.  PAYMENT OF TAXES AND CLAIMS.  Each Credit Party will, and will cause each of its Subsidiaries to, pay all
                Taxes imposed upon it or any of its properties or assets
                or in respect of any of its income, businesses or
                franchises before any penalty or fine accrues thereon,
                and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien
                upon any of its properties or assets, prior to the time
                when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate
                proceedings promptly instituted and diligently
                conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and
                (b) in the case of a charge or claim which has or may
                become a Lien against any of the Collateral, such
                contest proceedings conclusively operate to stay the
                sale of any portion of the Collateral to satisfy such
                Tax or claim................................................90
          5.4.  MAINTENANCE OF PROPERTIES.  Each Credit Party will, and will cause each of its Subsidiaries to, maintain or
                cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or
                cause to be made all appropriate repairs, renewals and
                replacements thereof........................................91
          5.5.  INSURANCE.  Holdings will maintain or cause to be
                maintained, with financially sound and reputable
                insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to
                liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its
                Subsidiaries as may customarily be carried or maintained
                under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with
                such deductibles, covering such risks and otherwise on
                such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be
                maintained (a) flood insurance with respect to each
                Flood Hazard Property that is located in a community
                that participates in the National Flood Insurance
                Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal
                Reserve System, and (b) first party, property coverage insurance on the Collateral under such policies of insurance, with such insurance companies, in such
                amounts, with such deductibles, and covering such risks
                as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.  Each such policy of
                insurance shall (i) name Administrative Agent, on behalf
                of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause
                or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent, on behalf of Lenders as the loss payee thereunder and
                provides for at least 30 days' prior written notice to Administrative Agent of any modification or cancellation of such policy..............................................91
          5.6.  INSPECTIONS.  Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent or Lender to visit and inspect any of the properties of any Credit
                Party and any of its respective Subsidiaries, to inspect
                and copy its and their financial and accounting records,
                and to discuss its and their affairs, finances and
                accounts with its and their officers and independent
                public accountants, all upon reasonable notice and at
                such reasonable times during normal business hours and
                as often as may reasonably be requested.  If such visit
                and inspection occurs at a time when no Default or Event
                of Default has occurred and is continuing, such visit
                and inspection shall be at the expense of such Lender
                and, if such visit and inspection occur at a time when a Default or Event of Default has occurred and is continuing, such visit and inspection shall be paid by
                Company pursuant to Section 10.2.  By this provision,
                each Credit Party authorizes its independent public accountants to discuss the affairs, finances and accounts of such Credit Party and its Subsidiaries,
                provided, such Credit Party may, if its so chooses, be
                present and participate in any such discussion..............91
          5.7.  LENDERS MEETINGS.  Holdings and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and
                Lenders once during each Fiscal Year to be held at
                Company's corporate offices (or at such other location
                as may be agreed to by Company and Administrative Agent)
                at such time as may be agreed to by Company and
                Administrative Agent........................................92
          5.8. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to

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

                comply, with the requirements of all applicable laws,
                rules, regulations and orders of any governmental
                authority (including all Environmental Laws),
                noncompliance with which could reasonably be expected to
                have, individually or in the aggregate, a Material
                Adverse Effect..............................................92
          5.9.  ENVIRONMENTAL...............................................92
          5.10. SUBSIDIARIES.  In the event that any Person becomes a
                Domestic Subsidiary of Company, whether pursuant to a Permitted Acquisition or otherwise, Company shall (a)
                promptly cause such Domestic Subsidiary to become a
                Guarantor hereunder and a party to the Intercompany Subordination Agreement and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, (b) promptly cause each Person holding
                Capital Stock of such Domestic Subsidiary (whether or
                not a Credit Party) to take all of the actions necessary
                to grant and to perfect a First Priority Lien in favor
                of Collateral Agent for the benefit of the Secured
                Parties under the Pledge and Security Agreement in
                respect of all such Capital Stock and (c) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments,
                agreements, and certificates as are similar to those
                described in Sections 3.1(b), 3.1(l), 3.1(m), 3.1(n) and 3.1(p) in respect of any Collateral required to be secured for the benefit of Secured Parties under the
                Pledge and Security Agreement.  In the event that any
                Person becomes a Foreign Subsidiary of Company, and
                Capital Stock of such Foreign Subsidiary is directly
                owned by Company or by any Domestic Subsidiary of
                Company, Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), and Company shall take, or
                shall cause such Domestic Subsidiary to take, all of the actions necessary to grant and to perfect a First
                Priority Lien in favor of Collateral Agent for the
                benefit of Secured Parties under the Pledge and Security Agreement in such Capital Stock. With respect to each such Subsidiary, Company shall promptly send to
                Administrative Agent written notice setting forth with
                respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such
                written notice shall be deemed to supplement
                Schedule 4.1 and 4.2 for all purposes hereof................93
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

          5.11. ADDITIONAL MATERIAL REAL ESTATE ASSETS.  In the event that any Credit Party acquires a Material Real Estate
                Asset or any Real Estate Asset becomes a Material Real
                Estate Asset and such interest has not otherwise been
                made subject to the Lien of the Collateral Documents in
                favor of Collateral Agent, for the benefit of Secured
                Parties, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset or upon any
                Real Estate Asset becoming a Material Real Estate Asset,
                shall take all such actions and execute and deliver, or
                cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections
                3.1(l), 3.1(m) and 3.1(n) with respect to each such
                Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral
                Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in
                such Material Real Estate Assets. In addition to the foregoing, Company shall, at the request of Requisite
                Lenders, deliver, from time to time, to Administrative
                Agent such appraisals as are required by law or
                regulation of Real Estate Assets with respect to which
                Collateral Agent has been granted a Lien....................94
          5.12. INTEREST RATE PROTECTION.  As soon as reasonably
                practicable, and in any event no later than 120 days
                following the Closing Date and at all times thereafter, Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term
                of not less than two years and otherwise in form and
                substance reasonably satisfactory to Administrative
                Agent and Syndication Agent, which Interest Rate
                Agreements shall effectively limit the Unadjusted
                Eurodollar Rate Component of the interest costs to
                Company with respect to an aggregate notional principal
                amount of not less than 50% of the aggregate principal
                amount of Consolidated Total Debt (excluding any
                Revolving Loans) outstanding from time to time (based on
                the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) at a rate and on terms satisfactory to the
                Syndication Agent...........................................94
          5.13. FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, each Credit
                Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In

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

                furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative
                Agent or Collateral Agent may reasonably request from
                time to time to ensure that the Obligations are
                guarantied by the Guarantors and are secured by
                substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to
                Foreign Subsidiaries).......................................94
          5.14. [Intentionally omitted.]....................................95

SECTION 6.      NEGATIVE COVENANTS..........................................95
          6.1.  INDEBTEDNESS.  No Credit Party shall, nor shall it
                permit any of its Subsidiaries to, directly or
                indirectly, create, incur, assume or guaranty, or
                otherwise become or remain directly or indirectly liable
                with respect to any Indebtedness, except:...................95
          6.2.  LIENS.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create,
                incur, assume or permit to exist any Lien on or with
                respect to any property or asset (including any document
                or instrument in respect of goods or accounts
                receivable) of Holdings or any of its Subsidiaries,
                whether now owned or hereafter acquired, or any income
                or profits therefrom, or file or permit the filing of,
                or permit to remain in effect, any financing statement
                or other similar notice of any Lien with respect to any
                such property, asset, income or profits under the UCC of
                any State or under any similar recording or notice
                statute, except:............................................98
          6.3. EQUITABLE LIEN. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the
                Obligations will be secured by such Lien equally and
                ratably with any and all other Indebtedness secured
                thereby as long as any such Indebtedness shall be so
                secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by
                Requisite Lenders to the creation or assumption of any
                such Lien not otherwise permitted by Section 6.2...........100
          6.4. NO FURTHER NEGATIVE PLEDGES. No Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (a) restrictions pursuant to the Credit Documents, any Subordinated Indebtedness permitted under Section 6.1(c) and any Surviving

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                Indebtedness permitted under Section 6.1(g), provided,
                in the case of Subordinated Indebtedness and Surviving Indebtedness, that such restrictions are no more restrictive in any material respect than the applicable restrictions in the Senior Subordinated Note Documents;
                (b) customary restrictions pending a sale of property or assets permitted hereunder arising under an executed agreement in respect of such sale, provided, such
                restrictions relate only to the property or assets being
                sold; (c) customary restrictions on assignment,
                subletting or other transfers contained in leases,
                licenses and similar agreements entered into in the
                ordinary course of business of Company and its
                Subsidiaries, provided, in each case, such restrictions
                relate only to the property subject to such leases,
                licenses or similar agreements; and (d) restrictions on property or assets subject to a Lien permitted under
                Section 6.2(m), provided, such restrictions relate only
                to the property or assets subject to such Lien.............100
          6.5. RESTRICTED JUNIOR PAYMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment in respect of such Credit Party or Subsidiary, as applicable, except that
                (a) Company may make regularly scheduled payments of interest in respect of the Senior Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Note Indenture;
                (b) Company may extend, renew, refinance or replace Subordinated Indebtedness to the extent permitted under
                Section 6.1(c); (c) any Subsidiary may pay dividends or make other distributions with respect to any class of its issued and outstanding Capital Stock or intercompany Indebtedness permitted by clauses (i) through (iii) of
                Section 6.1(b); provided, any dividends and other distributions by a Subsidiary that is not Wholly-Owned
                (i) are paid in Cash on a pro rata basis among the holders of each applicable class of Capital Stock and
                (ii) are not made to any Person other than Company or its Subsidiaries at any time when a Default or Event of Default shall have occurred and be continuing or shall be caused thereby; (d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior
                Payments to Holdings (i) in an aggregate amount not to

                                          xxii
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                exceed $1,000,000 in any Fiscal Year, to the extent
                necessary to permit Holdings to pay general
                administrative costs and expenses and to pay franchise
                taxes and other fees to maintain its corporate
                existence, (ii) to the extent necessary to permit
                Holdings to discharge the consolidated tax liabilities
                of Holdings and its Subsidiaries and (iii) to the extent necessary to fund Restricted Junior Payments by Holdings in accordance with clause (e) below, provided, in each
                of cases (i), (ii) and (iii) Holdings promptly applies
                the amount of any such Restricted Junior Payment for
                such purpose; (e) so long as no Default or Event of
                Default shall have occurred and be continuing or shall
                be caused thereby, the following additional payments may
                be made to holders or purchasers of Capital Stock of
                Holdings and its Subsidiaries: (i) Holdings may purchase
                its Capital Stock for Cash from present or former
                officers and employees of Holdings or any of its
                Subsidiaries in accordance with the terms of the
                Employee Leverage Program, Stockholder Agreements and
                stock option plans upon the death, disability or
                termination of employment of such officer or employee, provided, the aggregate amount of such Restricted Junior Payment does not exceed $3,000,000 per Fiscal Year and
                (ii) any Subsidiary acquired in a Permitted Acquisition
                may make Cash payments to redeem, retire or repurchase
                Capital Stock in such Subsidiary held by a minority
                investor permitted under clause (iii) of the definition
                of "Permitted Acquisition," provided, in the case of
                this clause (ii), the aggregate amount of all such
                payments by Holdings and its Subsidiaries (exclusive of amounts permitted by Section 6.5(d)) does not exceed $4,000,000 during any Fiscal Year and $12,000,000 from the Closing Date; and (f) payments of Landis Acquisition Financing Requirements as contemplated by the Landis
                Merger Agreement...........................................101
          6.6. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, or (c) make loans or advances to Company or any other Subsidiary of Company, provided, none of clauses (a) through (c) shall apply to
                (i) customary restrictions pending a sale of a

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                Subsidiary (or any of its property, assets or Capital
                Stock) permitted hereunder which restrictions arise
                under an executed agreement in respect of such sale and
                relate only to the Subsidiary being sold, (ii)
                restrictions imposed by applicable law, (iii)
                restrictions pursuant to the Credit Documents, any Subordinated Indebtedness permitted under Section
                6.1(c), any Surviving Indebtedness permitted under
                Section 6.1(g) and Indebtedness of Foreign Subsidiaries
                under Section 6.1(i) and (iv) any restrictions existing
                on cash or other deposits or net worth imposed by
                customers under contracts entered into in the ordinary
                course of business of Company and its Subsidiaries.........101
          6.7.  INVESTMENTS.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make
                or own any Investment in any Person, including without
                limitation any Joint Venture, except:......................102
          6.8.  FINANCIAL COVENANTS........................................103
          6.9.  FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS;
                ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business of Company and its Subsidiaries) the business, property or fixed assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any business line or unit or division of any Person, except:...108
          6.10. DISPOSAL OF SUBSIDIARY INTERESTS. Except for (i) Liens created under any of the Credit Documents and (ii) any sale of all (but not less than all) of the Company's direct and indirect interests in the Capital Stock of any Subsidiary in compliance with the provisions of
                Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of

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                any Capital Stock of any of its Subsidiaries, except to
                qualify directors or allow for investments by foreign nationals, in either case, if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its
                Subsidiaries, except to another Credit Party (subject to
                the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.............................................109
          6.11. SALES AND LEASE-BACKS.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or
                indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether
                now owned or hereafter acquired, which such Credit Party
                (a) has sold or transferred or is to sell or to transfer
                to any other Person (other than Company or any of its Guarantor Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such
                Credit Party to any Person (other than Company or any of
                its Guarantor Subsidiaries) in connection with such
                lease, provided, the foregoing restriction shall not
                apply to (i) sales and lease-backs of equipment and
                other personal property in the ordinary course of
                business of Company and its Subsidiaries which a Credit
                Party first acquired not more than 30 days prior to the commencement of the applicable lease and (ii) sales and lease-backs of real property with an aggregate fair market value (as sold) not to exceed $1,000,000 at any
                time outstanding, in each of cases (i) and (ii) to the
                extent such transactions are otherwise in compliance
                with this Agreement........................................109
          6.12. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.  No
                Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings, on terms that are less favorable to it or such Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Wholly-Owned Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors
                (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business of Company and its Subsidiaries; (d) transactions in connection with the Merger; (e) any Restricted Junior

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                Payment permitted to be paid pursuant to Section 6.5(c),
                6.5(d), or 6.5(e)(i); (f) any issuance of Securities, or
                other payments, awards or grants in cash, Securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans (including the Employee Leverage Program) approved by the board of directors of Holdings, in each case which
                are otherwise consistent with this Agreement; (g) sales
                or issuances of Capital Stock of Holdings to Affiliates
                of Company approved by the board of directors of
                Holdings; and (h) sales of inventory or other product
                and arrangements in respect of administrative, corporate overhead and insurance, legal and similar expenses among Company and its Subsidiaries in the ordinary course of business...................................................110
          6.13. CONDUCT OF BUSINESS.  From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than
                (a) the businesses engaged in by such Credit Party on
                the Closing Date and similar or related businesses and
                (b) such other lines of business as may be consented to
                by Requisite Lenders.......................................110
          6.14. PERMITTED ACTIVITIES OF HOLDINGS.  Holdings shall not
                (a) incur, directly or indirectly, any Indebtedness
                other than its Obligations under the Credit Documents or guarantees in respect of Indebtedness of Company or any of its Subsidiaries otherwise permitted under this
                Agreement and Indebtedness permitted under
                Section 6.1(m); (b) create or suffer to exist any Lien
                upon any property or assets now owned or hereafter
                acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding 100%
                of the Capital Stock of Company and, through Company,
                not less than 80% of the Capital Stock of each of the Subsidiaries of Company; (ii) performing its obligations and activities incidental thereto under the Credit
                Documents, and to the extent not inconsistent therewith,
                the Related Agreements and the Landis Merger Agreement,
                as applicable; and (iii) making Restricted Junior
                Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all
                its assets to, any Person; (e) sell or otherwise dispose
                of any Capital Stock of Company; (f) create or acquire
                any Subsidiary or make or own any Investment in any
                Person other than Company and, through Company, the Subsidiaries of Company; or (g) fail to hold itself out to the public as a legal entity separate and distinct
                from all other Persons.....................................110

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          6.15. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS.
                Except as set forth in Section 6.16, no Credit Party
                shall nor shall it permit any of its Subsidiaries to,
                agree to any material amendment, restatement, supplement
                or other modification to, or waiver of, any of its
                material rights under any Related Agreement or the
                Landis Merger Agreement after the Effective Date without
                in each case obtaining the prior written consent of
                Requisite Lenders to such amendment, restatement,
                supplement or other modification or waiver.................111
          6.16. AMENDMENTS OR WAIVERS OF OR WITH RESPECT TO SUBORDINATED INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise
                change the terms of any Subordinated Indebtedness, or
                make any payment consistent with an amendment thereof or change thereto, (a) if the effect of such amendment or change is to increase the interest rate on such
                Subordinated Indebtedness, change (to earlier dates) any
                dates upon which payments of principal or interest are
                due thereon, change any event of default or condition to
                an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Senior Subordinated
                Notes (or of any guaranty thereof), or (b) amend or
                otherwise change the covenants or other provisions
                contained in any Subordinated Indebtedness not described
                in clause (a) of this Section 6.16 if the effect of such amendment or change, together with all other amendments or changes made, is to increase the obligations of the
                obligor thereunder or to confer any additional material
                rights on the holders of such Subordinated Indebtedness
                (or a trustee or other representative on their behalf)
                which would be adverse to any Credit Party or Lenders......111
          6.17. FISCAL YEAR.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year.........111
          6.18. DERIVATIVE TRANSACTIONS. No Credit Party shall enter into any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, other than (a) Financial Hedge Agreements and (b) for the purposes of hedging the

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                actual exposure of Company and its Subsidiaries to
                fluctuations in the price of resin or other raw
                materials used in the operations of Company and its
                Subsidiaries and not for speculative purposes..............111

SECTION 7.      GUARANTY...................................................112
          7.1.  GUARANTY OF THE OBLIGATIONS.  Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guarantee to
                Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether
                at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the
                automatic stay under Section 362(a) of the Bankruptcy
                Code, 11 U.S.C. {section} 362(a)) (collectively, the "GUARANTEED OBLIGATIONS"). Without limiting the obligations of Holdings under this Section 7, Holdings
                shall become a co-obligor under the Notes, on a joint
                and several basis with Company, and execute the Notes in
                such capacity..............................................112
          7.2. CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the
                "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing
                Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its
                Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of
                (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate

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

                Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a
                Contributing Guarantor as of any date of determination,
                the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder
                subject to avoidance as a fraudulent transfer or
                conveyance under Section 548 of Title 11 of the United
                States Code or any comparable applicable provisions of
                state law; provided, solely for purposes of calculating
                the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of
                determination, an amount equal to (1) the aggregate
                amount of all payments and distributions made on or
                before such date by such Contributing Guarantor in
                respect of this Guaranty (including, without limitation,
                in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other
                Contributing Guarantors as contributions under this
                Section 7.2.  The amounts payable as contributions
                hereunder shall be determined as of the date on which
                the related payment or distribution is made by the
                applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any
                way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section
                7.2........................................................112
          7.3.  PAYMENT BY GUARANTORS.  Subject to Section 7.2,
                Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise
                (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. {section} 362(a)),
                Guarantors will upon demand pay, or cause to be paid, in Cash, in same day funds, to Administrative Agent for the

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                ratable benefit of Beneficiaries, an amount equal to the
                sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including
                interest which, but for Company's becoming the subject
                of a case under the Bankruptcy Code, would have accrued
                on such Guaranteed Obligations, whether or not a claim
                is allowed against Company for such interest in the
                related bankruptcy case) and all other Guaranteed
                Obligations then owed to Beneficiaries as aforesaid........113
          7.4.  LIABILITY OF GUARANTORS ABSOLUTE.  Each Guarantor agrees that its obligations hereunder are irrevocable,
                absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other
                than payment in full of the Guaranteed Obligations or
                the release of such Guarantor permitted by the Credit Documents. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:................................................113
          7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other
                Guarantor) of the Guaranteed Obligations or any other
                Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other
                Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed
                Obligations, except behavior which amounts to bad faith;
                (e) (i) any principles or provisions of law, statutory

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                or otherwise, which are or might be in conflict with the
                terms hereof and any legal or equitable discharge of
                such Guarantor's obligations hereunder, (ii) the benefit
                of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and
                (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject
                thereto; (f) notices, demands, presentments, protests,
                notices of protest, notices of dishonor and notices of
                any action or inaction, including acceptance hereof,
                notices of default hereunder, the  Financial Hedge
                Agreements or any agreement or instrument related
                thereto, notices of any renewal, extension or
                modification of the Guaranteed Obligations or any
                agreement related thereto, notices of any extension of
                credit to Company and notices of any of the matters
                referred to in Section 7.4 and any right to consent to
                any thereof; and (g) any defenses or benefits that may
                be derived from or afforded by law which limit the
                liability of or exonerate guarantors or sureties, or
                which may conflict with the terms hereof...................115
          7.6.  GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.
                Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold

                                          xxxi
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                exercise of any right of contribution such Guarantor may
                have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to
                withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent
                jurisdiction to be void or voidable for any reason, any
                rights of subrogation, reimbursement or indemnification
                such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other
                guarantor, shall be junior and subordinate to any rights
                any Beneficiary may have against Company, to all right,
                title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount
                shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for
                the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.............116
          7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of
                Default has occurred and is continuing shall be held in
                trust for Administrative Agent on behalf of
                Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed
                Obligations but without affecting, impairing or limiting
                in any manner the liability of the Obligee Guarantor
                under any other provision hereof...........................117
          7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled.

                                          xxxii

                Each Guarantor hereby irrevocably waives any right to
                revoke this Guaranty as to future transactions giving
                rise to any Guaranteed Obligations.........................117
          7.9.  AUTHORITY OF GUARANTORS OR COMPANY.  It is not necessary for any Beneficiary to inquire into the capacity or
                powers of any Guarantor or Company or the officers,
                directors or any agents acting or purporting to act on
                behalf of any of them......................................117
          7.10. FINANCIAL CONDITION OF COMPANY.  Any Credit Extension
                may be made to Company or continued from time to time,
                and any Financial Hedge Agreements may be entered into
                from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of
                any such grant or continuation or at the time such
                Financial Hedge Agreement is entered into, as the case
                may be.  No Beneficiary shall have any obligation to
                disclose or discuss with any Guarantor its assessment,
                or any Guarantor's assessment, of the financial
                condition of Company.  Each Guarantor has adequate means
                to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit
                Documents and the Financial Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company
                and of all circumstances bearing upon the risk of
                nonpayment of the Guaranteed Obligations.  Each
                Guarantor hereby waives and relinquishes any duty on the
                part of any Beneficiary to disclose any matter, fact or
                thing relating to the business, operations or conditions
                of Company now known or hereafter known by any
                Beneficiary................................................117
          7.11. BANKRUPTCY, ETC. (a) Without limiting any Guarantor's ability to file a voluntary bankruptcy petition in respect of itself, so long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting
                pursuant to the instructions of Requisite Lenders,
                commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor.
                The obligations of Guarantors hereunder shall not be
                reduced, limited, impaired, discharged, deferred,
                suspended or terminated by any case or proceeding,
                voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.....118

                                          xxxiii

          7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR.  If all of
                the Capital Stock of any Guarantor or any of its
                successors in interest hereunder shall be sold or
                otherwise disposed of (including by merger or
                consolidation) in a transaction consummated in
                accordance with the terms and conditions hereof, the
                Guaranty of such Guarantor or such successor in
                interest, as the case may be, hereunder shall
                automatically be discharged and released without any
                further action by any Beneficiary or any other Person
                effective as of the time of such disposition...............118

SECTION 8.      EVENTS OF DEFAULT..........................................119
          8.1.  EVENTS OF DEFAULT.  If any one or more of the following conditions or events shall occur:..........................119

SECTION 9.      AGENTS.....................................................122
          9.1.  APPOINTMENT OF AGENTS.  JPMCB is hereby appointed
                Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Administrative
                Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Fleet National Bank is hereby appointed Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this
                Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, each of JPMCB, in its capacity as Syndication Agent, and General Electric Capital Corporation and The Royal Bank of Scotland, in

                                          xxxiv
                their capacities as Co-Documentation Agents, shall not
                have any obligations but shall be entitled to all
                benefits of this Section 9.................................122
          9.2.  POWERS AND DUTIES.  Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf
                and to exercise such powers, rights and remedies
                hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers,
                rights and remedies as are reasonably incidental
                thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents.  Each Agent may exercise
                such powers, rights and remedies and perform such duties
                by or through its agents or employees.  No Agent shall
                have, by reason hereof or any of the other Credit
                Documents, a fiduciary relationship in respect of any
                Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any
                obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein....................................................123
          9.3.  GENERAL IMMUNITY...........................................123
          9.4.  AGENTS ENTITLED TO ACT AS LENDER.  The agency hereby created shall in no way impair or affect any of the
                rights and powers of, or impose any duties or
                obligations upon, any Agent in its individual capacity
                as a Lender hereunder.  With respect to its
                participation in the Loans and the Letters of Credit,
                each Agent shall have the same rights and powers
                hereunder as any other Lender and may exercise the same
                as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include
                each Agent in its individual capacity.  Any Agent and
                its Affiliates may accept deposits from, lend money to,
                own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services
                in connection herewith and otherwise without having to
                account for the same to Lenders............................124
          9.5.  LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT....124
          9.6.  RIGHT TO INDEMNITY.  Each Lender, in proportion to its
                Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses

                (including counsel fees and disbursements) or
                disbursements of any kind or nature whatsoever which may
                be imposed on, incurred by or asserted against such
                Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other
                Credit Documents or otherwise in its capacity as such
                Agent in any way relating to or arising out hereof or
                the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such
                Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified
                against until such additional indemnity is furnished; provided, in no event shall this sentence require any
                Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such
                Lender's Pro Rata Share thereof; and provided, further,
                this sentence shall not be deemed to require any Lender
                to indemnify any Agent against any liability,
                obligation, loss, damage, penalty, action, judgment,
                suit, cost, expense or disbursement described in the
                proviso in the immediately preceding sentence..............125
          9.7.  SUB-AGENTS.  Each Agent may perform any and all its
                duties and exercise its rights and powers by or through
                any one or more sub-agents appointed by such Agent.
                Each Agent and any such sub-agent may perform any and
                all its duties and exercise its rights and powers
                through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent
                and any such sub-agent, and shall apply to their
                respective activities in connection with the syndication
                of the credit facilities provided for herein as well as
                activities as such Agent...................................125
          9.8.  SUCCESSOR ADMINISTRATIVE AGENT, COLLATERAL AGENT AND
                SWING LINE LENDER..........................................125
          9.9.  COLLATERAL DOCUMENTS AND GUARANTY..........................126

SECTION 10.     MISCELLANEOUS..............................................127
          10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication
                Agent, Collateral Agent, Administrative Agent, Swing

                                          xxxvi

                Line Lender or Issuing Bank shall be sent to such
                Person's address as set forth on Appendix B or in the
                other relevant Credit Document, and in the case of any
                Lender, the address as indicated on Appendix B or
                otherwise indicated to Administrative Agent in writing.
                Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or
                United States mail or courier service and shall be
                deemed to have been received when delivered in person or
                by courier service and signed for against receipt
                thereof, upon receipt of telefacsimile or telex, or
                three Business Days after depositing it in the United
                States mail with postage prepaid and properly addressed; provided, no notice to any Agent, Swing Line Lender or
                Issuing Bank shall be effective until received by such
                Person.....................................................127
          10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable out-of-pocket fees, expenses and disbursements of outside counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the out-of-pocket actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the out-of-pocket actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers;
                (f) all the out-of-pocket actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other out-of-pocket actual and reasonable costs and expenses incurred by each Agent in connection with the

                                          xxxvii
                syndication of the Loans and Commitments and the
                negotiation, preparation and execution of the Credit
                Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an
                Event of Default, (i) all costs and expenses of
                inspections and visits by any Agent or Lender pursuant
                to Section 5.6 and (ii) all out-of-pocket costs and
                expenses, including reasonable attorneys' fees and costs
                of settlement, incurred by any Agent and Lenders in
                enforcing any Obligations of or in collecting any
                payments due from any Credit Party hereunder or under
                the other Credit Documents by reason of such Default or
                Event of Default (including in connection with the sale
                of, collection from, or other realization upon any of
                the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of
                a "work-out" or pursuant to any insolvency or bankruptcy
                cases or proceedings.......................................127
          10.3. INDEMNITY..................................................128
          10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other
                Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other
                Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, under the Letters of Credit and participations therein and under the other Credit
                Documents, including all claims of any nature or description arising out of or connected herewith or therewith, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or

                                          xxxviii
                unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative
                Agent or such Lender as security for the Obligations.......129
          10.5. AMENDMENTS AND WAIVERS.....................................130
          10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.....................132
          10.7. INDEPENDENCE OF COVENANTS.  All covenants hereunder
                shall be given independent effect so that if a
                particular action or condition is not permitted by any
                of such covenants, the fact that it would be permitted
                by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists........................135
          10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
                All representations, warranties and agreements made
                herein shall survive the execution and delivery hereof
                and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections
                2.19(c), 2.20, 2.21, 10.2, 10.3 and 10.4 and the
                agreements of Lenders set forth in Sections 2.18 and 9.6
                shall survive the payment of the Loans, the cancellation
                or expiration of the Letters of Credit and the
                reimbursement of any amounts drawn thereunder, and the
                termination hereof.........................................135
          10.9. NO WAIVER; REMEDIES CUMULATIVE.  No failure or delay on the part of any Agent or any Lender in the exercise of
                any power, right or privilege hereunder or under any
                other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power,
                right or privilege.  The rights, powers and remedies
                given to each Agent and each Lender hereby are
                cumulative and shall be in addition to and independent
                of all rights, powers and remedies existing by virtue of
                any statute or rule of law or in any of the other Credit Documents or any of the Financial Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be
                construed to be a waiver thereof, nor shall it preclude
                the further exercise of any such right, power or remedy....135
          10.10.MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the

                                          xxxix

                Obligations.  To the extent that any Credit Party makes
                a payment or payments to Administrative Agent or Lenders
                (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such
                payment or payments or the proceeds of such enforcement
                or setoff or any part thereof are subsequently
                invalidated, declared to be fraudulent or preferential,
                set aside and/or required to be repaid to a trustee,
                receiver or any other party under any bankruptcy law,
                any other state or federal law, common law or any
                equitable cause, then, to the extent of such recovery,
                the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in
                full force and effect as if such payment or payments had
                not been made or such enforcement or setoff had not
                occurred...................................................136
          10.11.SEVERABILITY.  In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions
                or obligations, or of such provision or obligation in
                any other jurisdiction, shall not in any way be affected
                or impaired thereby........................................136
          10.12.OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS'
                RIGHTS.  The obligations of Lenders hereunder are
                several and no Lender shall be responsible for the
                obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit
                Document, and no action taken by Lenders pursuant hereto
                or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to
                protect and enforce its rights arising out hereof and it
                shall not be necessary for any other Lender to be joined
                as an additional party in any proceeding for such
                purpose....................................................136
          10.13.HEADINGS.  Section headings herein are included herein for convenience of reference only and shall not
                constitute a part hereof for any other purpose or be
                given any substantive effect...............................136
          10.14.APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND
                OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED
                BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
                WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD
                TO CONFLICT OF LAWS PRINCIPLES THEREOF.....................136

                                          xl

          10.15.CONSENT TO JURISDICTION.  ALL JUDICIAL PROCEEDINGS
                BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR
                RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF
                THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL
                COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND
                CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS
                AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN
                CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE
                JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY
                DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE
                OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT
                MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN
                RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d)
                AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE
                APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY
                SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND
                BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS
                AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY
                OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS
                AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER
                JURISDICTION...............................................136
          10.16.WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY
                AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF
                ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING
                HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR
                ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER
                OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY
                RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF

                                          xli

                THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY
                AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION,
                INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY
                CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.
                EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A
                MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS
                RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS
                WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH
                WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED
                FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS
                LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY
                WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH
                LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT
                IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING
                (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY
                REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF
                THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR
                MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT
                DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS
                RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN
                CONSENT TO A TRIAL BY THE COURT............................137
          10.17.CONFIDENTIALITY. Each Lender shall hold all non-public information regarding Holdings and Company and their business identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Holdings and Company that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or xlii
                disseminate such information in connection with
                disclosures otherwise made in accordance with this
                Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with
                the contemplated assignment, transfer or participation
                by such Lender of any Loans or any participations
                therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Financial Hedge Agreements (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by the provisions
                of this Section 10.17), (iii) disclosure to any rating
                agency when required by it, provided, prior to any
                disclosure, such rating agency shall undertake in
                writing to preserve the confidentiality of any
                confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and
                (iv)  required or requested by any governmental agency
                or representative thereof or by the NAIC or pursuant to
                legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any
                request by any governmental agency or representative
                thereof (other than any such request in connection with
                any examination of the financial condition or other
                routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective
                employees, representatives or other agents) may disclose
                to any and all persons, without limitations of any kind,
                the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including without limitation, opinions and other
                tax analyses) that are provided to any such party
                relating to such tax treatment and tax structure.
                However, any information relating to the tax treatment
                or tax structure shall remain subject to the
                confidentiality provisions hereof (and the foregoing
                sentence shall not apply) to the extent reasonably
                necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates' directors and employees to comply with applicable securities laws.  For this purpose, "tax structure"
                means any facts relevant to the federal income tax
                treatment of the transactions contemplated by this
                Agreement but does not include information relating to
                the identity of any of the parties hereto or any of
                their respective Affiliates................................138 xliii

          10.18.USURY SAVINGS CLAUSE.  Notwithstanding any other
                provision herein, the aggregate interest rate charged
                with respect to any of the Obligations, including all
                charges or fees in connection therewith deemed in the
                nature of interest under applicable law shall not exceed
                the Highest Lawful Rate.  If the rate of interest
                (determined without regard to the preceding sentence)
                under this Agreement at any time exceeds the Highest
                Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals
                the amount of interest which would have been due
                hereunder if the stated rates of interest set forth in
                this Agreement had at all times been in effect.  In
                addition, if when the Loans made hereunder are repaid in
                full the total interest due hereunder (taking into
                account the increase provided for above) is less than
                the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to
                the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of
                interest which would have been paid if the Highest
                Lawful Rate had at all times been in effect.
                Notwithstanding the foregoing, it is the intention of
                Lenders and Company to conform strictly to any
                applicable usury laws.  Accordingly, if any Lender
                contracts for, charges, or receives any consideration
                which constitutes interest in excess of the Highest
                Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such
                Lender's option be applied to the outstanding amount of
                the Loans made hereunder or be refunded to Company.........139
          10.19.COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which when so executed
                and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument............................................136



                                      -xliv-

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NY12534:136764.8
NY12534:136764.9

APPENDICES:
           A-1Term Loan Commitments
           A-2[Intentionally Omitted]
           A-3Revolving Commitments
           B  Notice Addresses
          1.1       Redemption of Certain Existing Notes
          3.1(l)    Closing Date Mortgaged Properties
          4.1       Jurisdictions of Organization and Qualification
          4.2       Capital Stock and Ownership
          4.4       Guarantors
          4.13      Real Estate Assets
          4.14      Environmental Matters
          6.1(g)    Surviving Indebtedness
          6.2(l)    Certain Liens
          6.7       Existing Investments
          6.8(d)(iv)Historical Quarters

EXHIBITS:
          A-1       Funding Notice
          A-2       Conversion/Continuation Notice
          A-3       Issuance Notice
          A-4       Incremental Term Loan Notice
          B-1       Term Loan Note
          B-2       Incremental Term Loan Note
          B-3       Revolving Loan Note
          B-4       Swing Line Note
          C         Compliance Certificate
          D         Opinions of Counsel
          E         Assignment Agreement
          F         Certificate Re Non-bank Status
          G-1       Closing Date Certificate
          G-2       Solvency Certificate
          H         Counterpart Agreement
          I         Pledge and Security Agreement
          J         Mortgage
          K         Landlord's Consent, Estoppel Certificate and Amendment
          L         Intercompany Subordination Agreement
          M         Joinder Agreement
          N         New Lender Supplement




                                      -xlv-

NY12534:136764.6
NY12534:136764.8
NY12534:136764.9

                          SECOND AMENDED AND RESTATED
                         CREDIT AND GUARANTY AGREEMENT

             This SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of August [ ], 2004, is entered into by and among BERRY PLASTICS CORPORATION, a Delaware corporation ("COMPANY"), BPC HOLDING CORPORATION, a Delaware corporation ("HOLDINGS"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Administrative Agent, (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT"), JPMORGAN CHASE BANK
("JPMCB"), as Syndication Agent (together with its permitted successors and assigns in such capacity, "SYNDICATION AGENT"), FLEET NATIONAL BANK, as Collateral Agent (together with its permitted successors in such capacity, "COLLATERAL AGENT"), Issuing Bank (together with its permitted successors in such capacity, "ISSUING BANK") and Swing Line Lender (together with its permitted successors in such capacity, "SWING LINE LENDER") and THE ROYAL BANK OF SCOTLAND and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents (together with their permitted successors and assigns in such capacity, "CO-DOCUMENTATION AGENTS").


                                   RECITALS:

             WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

             WHEREAS, Company is the borrower under the Amended and Restated Credit and Guaranty Agreement, dated as of November 10, 2003, by and among Company, Holdings, certain Subsidiaries of Company as Guarantors, the Agents and various Lenders (the "EXISTING AGREEMENT");

             WHEREAS, the Term Loan Lenders have agreed to extend $365,525,000 of Term Loans to Company for funding on the Effective Date, the proceeds of which will be used to prepay outstanding Term Loans and the Delayed Draw Loan (as defined in the Existing Agreement) on the Effective Date pursuant to
Section 2.14 of the Existing Agreement;

             WHEREAS, Company has secured all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries (except for any stock held by, or pledged for the benefit of third parties), 65% of all the Capital Stock of each of its Foreign Subsidiaries that is directly owned by Company or any Domestic Subsidiary and all Indebtedness owed to Company by any Subsidiary;

             WHEREAS, Guarantors have  guaranteed  the  Obligations  of Company hereunder and secured their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries (except for any stock held by, or pledged for the benefit of third parties), and 65% of all the Capital Stock of each of their respective Foreign Subsidiaries that is directly owned by Company or any Domestic Subsidiary, and all indebtedness for borrowed money owed to any Guarantor by Company or any other Guarantors;

             WHEREAS, Company has requested, and Requisite Lenders have agreed, to enter into this Agreement, to amend and restate the Existing Agreement in accordance with Section 10.5 thereof, effective as of the Effective Date upon satisfaction or waiver of the conditions precedent set forth in Section 3.3.

             NOW,   THEREFORE,   in  consideration  of  the  premises  and  the
agreements, provisions and covenants herein contained, the parties hereto agree as follows:


SECTION 1.     DEFINITIONS AND INTERPRETATION

       1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

             "2004 NOTES" means Company's 12-1/4% Senior Subordinated Notes due 2004 and Company's 12-1/4% Series B Senior Subordinated Notes due 2004.

             "2006  NOTES"  means  Holdings'  12-1/2%  Senior Secured Notes due
2006.

             "ADDITIONAL ISSUING BANK" as defined in Section 2.4(i).

             "ADDITIONAL  NET SALES" means, for any Fiscal  Year,  the  sum  of
(a) for each Person directly or indirectly acquired by the Company in a Permitted Acquisition during such Fiscal Year, the product of (i) 7.5% multiplied by (ii) the historical net sales of such Person during its most recent four full Fiscal Quarters immediately preceding the Permitted Acquisition for which quarterly financial statements have been delivered to the Lenders pursuant to Section 5.1(b), multiplied by (iii) a fraction, the denominator of which is 365 and the numerator of which is the number of days from (but excluding) the date of such Permitted Acquisition to (and including) the last day of such Fiscal Year, and (b) for each Person directly or indirectly acquired by the Company in a Permitted Acquisition during any prior Fiscal Year, the product of (i) 7.5% multiplied by (ii) the historical net sales of such Person during its most recent four full Fiscal Quarters immediately preceding the Permitted Acquisition for which quarterly financial statements have been delivered to the Lenders pursuant to Section 5.1(b).

             "ADDITIONAL SPONSOR EQUITY" means Cash proceeds received by Holdings from the issuance of its Capital Stock to, or other capital contributions by one or more Sponsors for their own account on any day after the Closing Date, in an aggregate amount not to exceed $100,000,000 during the term of this Agreement.

             "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Dow Jones Telerate Service which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by JPMCB for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

             "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

             "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

             "AFFECTED LENDER" as defined in Section 2.19(b).

             "AFFECTED LOANS" as defined in Section 2.19(b).

             "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, provided no Person shall be an Affiliate of Holdings, Company or any of its Subsidiaries solely because such Person controls, or is under common control with, one or more of the entities constituting the Sponsors. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

             "AGENT" means each of Syndication Agent, Administrative Agent, Collateral Agent and Co-Documentation Agents and, solely for the purposes of Sections 9.3, 9.6, 10.2 and 10.3, the Issuing Bank and Swing Line Lender.

             "AGGREGATE AMOUNTS DUE" as defined in Section 2.18.

             "AGGREGATE PAYMENTS" as defined in Section 7.2.

             "AGREEMENT" means this Second Amended and Restated Credit and Guaranty Agreement, dated as of August [ ], 2004, as it may be amended, supplemented or otherwise modified from time to time.

             "APPLICABLE MARGIN" and "APPLICABLE REVOLVING COMMITMENT FEE PERCENTAGE" mean (i) with respect to Revolving Loans that are Eurodollar Rate Loans and the Applicable Revolving Commitment Fee Percentage, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

              LEVERAGE                 APPLICABLE MARGIN  APPLICABLE REVOLVING COMMITMENT
               RATIO                  FOR REVOLVING LOANS         FEE PERCENTAGE
(greater than or equal to) 4.50 : 1.00        2.75%                   0.50 %

(less than)                4.50 : 1.00        2.50%                   0.50 %
(greater than or equal to) 4.00 : 1.00

(less than)                4.00 : 1.00        2.25%                   0.375 %
(greater than or equal to) 3.50 : 1.00

(less than)                3.50 : 1.00        2.00%                   0.375 %

(ii) with respect to Swing Line Loans and Revolving Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i) above, as applicable, minus (b) 1.00% per annum;
(iii) with respect to Term Loans that are (a) Base Rate Loans, an amount equal to (I) 1.00%, if the Leverage Ratio is equal to or less than 4.50:1.00 or (II) 1.25%, if the Leverage Ratio is greater than 4.50:1.00 or (b) Eurodollar Rate Loans, an amount equal to (I) 2.00%, if the Leverage Ratio is equal to or less than 4.50:1.00 or (II) 2.25%, if the Leverage Ratio is greater than 4.50:1.00, in each case, with the applicable Leverage Ratio calculated in accordance with
Section 6.8(d)(ii); and (iv) with respect to Incremental Term Loans, such per annum rates as shall be agreed to by Company and the applicable Incremental Term Loan Lenders as shown in the applicable Incremental Term Loan Notice. No change in the Applicable Margin or the Applicable Revolving Commitment Fee Percentage shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section , the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined as if the Leverage Ratio were in excess of 4.50:1.00.
Within one Business  Day  of  receipt   of  the  applicable  information  under
Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin and the Applicable Revolving Commitment Fee Percentage in effect from such date.

             "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(i) any category of liabilities consisting of deposits by reference to which the applicable Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets consisting of Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

             "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Holdings, Company or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings' or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings' Subsidiaries, other than
(i) inventory sold or leased in the ordinary course of business of Company and its Subsidiaries (excluding any such sales by operations or divisions discontinued or to be discontinued), (ii) Cash Equivalents sold for Cash or Cash Equivalents in the ordinary course of business of Company and its
Subsidiaries, (iii) the sale or discount without recourse of accounts receivable only in connection with the compromise thereof or the assignment of past-due accounts receivable for collection, (iv) sale and lease-back transactions permitted under Section 6.11 , and (v) sales of other assets for aggregate consideration of less than $2,000,000 with respect to any transaction or series of related transactions, provided, all sales pursuant to clause (v) during any Fiscal Year do not exceed $5,000,000 in the aggregate.

             "ASSIGNMENT   AGREEMENT"  means  an  Assignment   and   Assumption
Agreement in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

             "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer, controller or treasurer.

             "BANKRUPTCY CODE"  means  Title 11  of  the  United  States   Code
entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

             "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

             "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

             "BENEFICIARY" means each Agent, Issuing Bank, Lender and Lender Counterparty.

             "BUDGETED AMOUNT" as defined in Section 6.8(c).

             "BUSINESS DAY" means any day excluding (i) Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) solely with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, also any day which is not a day for trading by and between banks in Dollar deposits in the London interbank market.

             "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

             "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

             "CASH" means money, currency or a credit balance in any demand or Deposit Account.

             "CASH  EQUIVALENTS"  means,  as  at  any  date  of  determination,
(i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (B) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or the District of Columbia or any political subdivision or instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's;
(iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances maturing within one year after such date and issued or accepted by, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has combined capital and surplus and undivided profits of not less than $500,000,000; (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) or (ii) above and entered into with any commercial bank satisfying the requirements of clause (iv) above; (vi) solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries, equivalents of the investments described in clauses (i) and (ii) above to the extent guaranteed by the United Kingdom or the European Union and equivalents of the investments described in clause (iv) above issued, accepted or offered by (a) the local office of any commercial bank meeting the requirements of clause (iv) above in the jurisdiction of organization of the applicable Foreign Subsidiary or (b) the local office of any commercial bank organized under the laws of the jurisdiction of organization of the applicable Foreign Subsidiary which commercial bank (1) has combined capital and surplus and undivided profits of not less than $1,000,000,000 and (2) a long-term rating for Dollar-denominated obligations of at least A-1 from S&P or the equivalent rating from Moody's; and (vii) shares of any money market mutual fund that (a) complies with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

             "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit F.

             "CHANGE OF CONTROL" means, at any time, (i) at least 51% on a fully-diluted basis of the outstanding voting power of the Voting Stock of Holdings shall cease to be beneficially owned and controlled by one or more of the Sponsors; (ii) any person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than one or more of the Sponsors (A) shall beneficially own a percentage of the economic interests in the Voting Stock of Holdings on a fully-diluted basis that is greater than the percentage of the economic interests in the Voting Stock of Holdings on a fully-diluted basis then held by the Sponsors, taken together, or (B) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (iii) Holdings shall cease to beneficially own and control 100% on a fully-diluted basis of the outstanding economic and voting interest in the Capital Stock of Company;
(iv) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Holdings cease to be occupied by Persons who either (a) were members of the board of directors of the Holdings on the Closing Date or (b) were either (x) nominated for election by the board of directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors or (y) designated or appointed by Sponsor; or
(v) any "change of control" or similar event under the Senior Subordinated Note Documents shall occur.

             "CLASS" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure, (b) Lenders having Revolving Exposure (including Swing Line Lender), and (c) Lenders having Incremental Term Loan Exposure, (ii) with respect to Loans, each of the following classes of Loans: (a) the Term Loan, (b) Revolving Loans and (c) Incremental Term Loans, and (iii) with respect to Commitments, each of the following classes of Commitments: (a) Term Loan Commitments and (b) Revolving Commitments.

             "CLOSING DATE" means July 22, 2002, the date on which the Term Loans (as defined in the Original Agreement) were made under the Original Agreement.

             "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit G-1.

             "CLOSING DATE MORTGAGED PROPERTY" as defined in Section 3.1(1).

             "CO-DOCUMENTATION AGENTS" as defined in the preamble hereto.

             "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) whether now owned or hereafter acquired in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

             "COLLATERAL AGENT" as defined in the preamble hereto.

             "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages, the Landlord's Consent, Estoppel Certificate and Amendments, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

             "COLLATERAL   QUESTIONNAIRE"   means   a   certificate   in   form
satisfactory to the Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

             "COMPANY" as defined in the preamble hereto.

             "COMMITMENT"   means   any  Revolving  Commitment  or  Term   Loan
Commitment.

             "COMMITMENT PERIOD" means the Revolving Commitment Period.

             "COMMITMENT TERMINATION DATE" means the Revolving Commitment Termination Date.

             "COMPLIANCE   CERTIFICATE"    means   a   Compliance   Certificate
substantially in the form of Exhibit C.

             "CONSOLIDATED ADJUSTED EBITDA"  means,  for  any period, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to the sum, without duplication, of the amounts for such period of
(i) Consolidated Net Income, plus (ii) to the extent reducing Consolidated Net Income, (a) Consolidated Interest Expense, (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense,
(e) other non-Cash items (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period) and (f) Transaction Costs and Landis Acquisition Transaction Costs payable in Cash by Holdings and Company with respect to such period, minus (iii) non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period).

             "CONSOLIDATED CAPITAL EXPENDITURES"  means,  for  any  period, the aggregate of all expenditures of Holdings and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries, other than any amount of such expenditures that constitute Permitted Acquisition Expenses or the permitted application of Net Insurance/Condemnation Proceeds in accordance with Section 2.15(b).

             "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

             "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

             "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

             "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments), (b)(x) Consolidated Capital Expenditures and
(y) Permitted Acquisition Expenses (excluding any Permitted Acquisition Expenses paid in respect of Cash or Cash Equivalents of an acquired Person), in each of cases (x) and (y) except to the extent financed with the proceeds of Additional Sponsor Equity, other financings or Asset Sales, (c) Consolidated Cash Interest Expense, (d) provisions for current taxes based on income of Holdings and its Subsidiaries and payable in Cash with respect to such period and (e) Transaction Costs and Landis Acquisition Transaction Costs payable in Cash by Holdings and Company with respect to such period.

             "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in
Section 2.12(c) payable on or before the Effective Date.

             "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (c) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and
(e) (to the extent not included in clauses (a) through (d) above) any non-Cash net extraordinary gains or non-Cash net extraordinary losses.

             "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

             "CONSOLIDATED  WORKING  CAPITAL"   means,   as   at  any  date  of
determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

             "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period, the amount (which may be a negative number) of the following, without duplication, (i) Consolidated Working Capital as of the beginning of such period, minus (ii) Consolidated Working Capital as of the end of such period, excluding from such calculation the Net Current Assets of any Subsidiary acquired in a Permitted Acquisition during such period, determined at the time of such acquisition.

             "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, written undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

             "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

             "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

             "CONVERSION/CONTINUATION NOTICE" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

             "COUNTERPART    AGREEMENT"    means   a   Counterpart    Agreement
substantially in the form of Exhibit H delivered  by a Credit Party pursuant to
Section 5.10.

             "CREDIT DATE" means the date of a Credit Extension.

             "CREDIT DOCUMENT" means any of this Agreement  (or, solely for the purposes of historical conditions set forth in Section 3.1, the Original Agreement), the Notes, if any, the Collateral Documents, any documents or certificates executed by Company in favor of Issuing Bank relating to Letters of Credit, any Incremental Term Loan Notice and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith or therewith.

             "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit.

             "CREDIT PARTY" means Company, the Guarantors and each other Person (other than any Agent, Issuing Bank or any Lender or any other representative thereof) from time to time party to a Credit Document.

             "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

             "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

             "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

             "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.14 or
Section 2.15 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

             "DEFAULTING LENDER" as defined in Section 2.23.

             "DEFAULTED LOAN" as defined in Section 2.23.

             "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

             "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

             "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia, other than any such Subsidiary that has no material assets other than Capital Stock of or other Investments in one or more Foreign Subsidiaries.

             "EFFECTIVE DATE" as defined in Section 3.3.

             "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no Affiliate of Holdings shall be an Eligible Assignee.

             "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

             "EMPLOYEE LEVERAGE PROGRAM" means the Holdings 2002 Stock Option Plan, the Holdings Key Employee Equity Investment Plan and the agreements relating to the investments by members of management of Holdings and its subsidiaries in GS Berry Acquisition Corporation, including the contribution and subscription agreements, management stockholders agreement and promissory notes.

             "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

             "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to
(i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

             "EQUITY FINANCING" means the issuance for Cash by Holdings to Sponsors and/or other investors acceptable to the Administrative Agent and the Syndication Agent of not less than $245,000,000 of common equity in connection with the Merger.

             "EQUITY PROCEEDS" as defined in Section 6.8(d).

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

             "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

             "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA;
(iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to

Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan;
(x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

             "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

              "EVENT OF DEFAULT" means each of the conditions or events set forth in Section 8.1.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

             "EXCLUDED FOREIGN SUBSIDIARIES" means one or more Foreign Subsidiaries which, together with all their Subsidiaries, have either assets, combined revenues from operations or combined income from continuing operations that exceeded 5% of the combined assets, combined revenues from operations or combined income from continuing operations of Holdings and its Subsidiaries, taken as a whole, for any Fiscal Year.

             "EXCLUDED TAX" means, with respect to Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any Obligation, (i) any Tax imposed as a result of a connection or former connection between any Lender and the jurisdiction imposing such tax, including without limitation, any connection arising from such Lender being or having been a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having had a permanent establishment or fixed place of business therein, but excluding any such connection arising from the activities of such Lender pursuant to or in respect of this Agreement or any other Credit Document, including executing, delivering or performing its obligations or receiving a payment under or enforcing this agreement or any other loan document, and (ii) in the case of a U.S. Lender or Non-U.S. Lender (other than a Replacement Lender that is an assignee pursuant to a request by Company under Section 2.24), any withholding tax that (a) is imposed on amounts payable to any such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new lending office, or (b) is attributable to such U.S. Lender or Non-U.S. Lender's failure to comply with
Section 2.21(c), except to the extent that such U.S. Lender or Non-U.S. Lender (or its assignor, if any)was entitled, at the time of assignment or designation of a new lending office, as the case may be, to receive additional amounts from Company with respect to such withholding tax pursuant to Section 2.21(c).

             "EXISTING AGREEMENT" as defined in the recitals hereto.

             "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

             "FAIR SHARE" as defined in Section 7.2 .

             "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

             "FAIR SHARE SHORTFALL" as defined in Section 7.2.

             "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

             "FINANCIAL HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of business of Company or any of its Subsidiaries.

             "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

             "FINANCIAL PLAN" as defined in Section 5.1(i).

             "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens described in clauses (a) through (n) of Section 6.2.

             "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

             "FISCAL YEAR" means the fiscal year of Company, which shall be a period of 52 or 53 weeks, as applicable, ending on the Saturday nearest the end of each calendar year.

             "FLOOD HAZARD PROPERTY" means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

             "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

             "FUNDING DEFAULT" as defined in Section 2.23.

             "FUNDING GUARANTORS" as defined in Section 7.2.

             "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1.

             "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles.

             "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

             "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

             "GOVERNMENTAL   AUTHORIZATION"   means    any   permit,   license,
authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

             "GRANTOR" as defined in the Pledge and Security Agreement.

             "GSCP" as defined in the preamble hereto.

             "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

             "GUARANTOR" means each of Holdings and each Domestic Subsidiary of Holdings (other than Company) from time to time.

             "GUARANTOR SUBSIDIARY" means each Guarantor other than Holdings.

             "GUARANTY"  means  the  guaranty of each Guarantor  set  forth  in
Section 7.

             "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

             "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

             "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

             "HISTORICAL FINANCIAL STATEMENTS"  means as of the Effective Date,
(i) the audited financial statements of Holdings and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Holdings and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-, six- or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the Chief Financial Officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

             "HISTORICAL QUARTER" as defined in Section 6.8(d)(iv).

             "HOLDINGS" as defined in the preamble hereto.

             "INCREASED-COST LENDERS" as defined in Section 2.24.

             "INCREMENTAL TERM LOAN" means any Indebtedness of Company in respect of borrowed money ranking pari passu with Company's Obligations under this Agreement and incurred by Company pursuant to Section 2.2.

             "INCREMENTAL TERM LOAN CLOSING DATE" means any Business Day designated as such in an Incremental Term Loan Notice.

             "INCREMENTAL TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Lender.

             "INCREMENTAL TERM LOAN INSTALLMENT DATE" as defined in Section 2.13(b).

              "INCREMENTAL TERM LOAN LENDER" means any Lender or any financial institution, in each case, that is a signatory to an Incremental Term Loan Notice in the capacity of an Incremental Term Loan Lender.

             "INCREMENTAL TERM LOAN MATURITY DATE" means, with respect to any Incremental Term Loan to be made pursuant to any Incremental Term Loan Notice, the maturity date specified in such Incremental Term Loan Notice, which date shall be on or after the Maturity Date of the Term Loan.

             "INCREMENTAL TERM LOAN NOTE" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

             "INCREMENTAL TERM LOAN NOTICE" means an Incremental Term Loan Notice substantially in the form of Exhibit A-4.

               "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA or any purchase price adjustment under Section
2.9 of the Landis Merger Agreement), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or
(b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business of Company and its Subsidiaries), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) net obligations of such Person to a counterparty in respect of any exchange traded or over the counter derivative transaction, including, without limitation, Financial Hedge Agreements, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Financial Hedge Agreements be deemed "Indebtedness" for any purpose under Section 6.8.

             "INDEMNIFIED   LIABILITIES"   means,  collectively,  any  and  all
liabilities, obligations, losses, damages, penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous
Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or the Issuing Bank's issuance of any Letter of Credit or its failure to honor a drawing under any such Letter of Credit as a result of any Governmental Act); (ii) the statements contained in the commitment letter delivered by any Lender to Sponsors with respect to the transactions contemplated by this Agreement; or (iii) any (a) Hazardous Materials Activity which can reasonably be expected to result in non-compliance with, or liability under, Environmental Laws, or (b) Environmental Claim relating to or arising from any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

             "INDEMNITEE" as defined in Section 10.3 .

             "INTERCOMPANY SUBORDINATION AGREEMENT" means an agreement in the form of Exhibit L.

             "INTEREST COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, to (ii) Consolidated Cash Interest Expense for such four-Fiscal Quarter period.

             "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

             "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice,
(i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Term Loans shall extend beyond the Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

             "INTEREST RATE AGREEMENT" means any interest rate swap agreement (including any fixed rate or floating rate swap agreement), interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

             "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

             "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

             "INVESTMENT" means any (i) purchase or other acquisition (including pursuant to any merger) of the Capital Stock or other Securities of any Person, or any beneficial interest therein or (ii) loan, advance, capital contribution to, or any other investment in, any Person (other than the purchase of current accounts receivable arising in the ordinary course of business of Company and its Subsidiaries). The amount of any Investment shall be equal to the sum of (a) the original cost of such Investment, plus (b) the cost of all additions thereto, minus (c) any cash proceeds from the disposition of or other cash distributions on such Investment to the extent such proceeds or distributions do not constitute Consolidated Net Income, without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment, provided that the amount of any Investment shall not be less than zero.

             "ISSUANCE NOTICE" means an Issuance Notice substantially in the form of Exhibit A-3.

             "ISSUING BANK" as defined in the preamble.

             "JOINDER AGREEMENT" means an agreement substantially in the form of Exhibit M.

             "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any Subsidiary of any Person be considered a Joint Venture to which such Person is a party.

             "JPMCB" as defined in the preamble hereto.

             "LANDIS" means Landis Plastics, Inc., an Illinois corporation.

             "LANDIS ACQUISITION" means the acquisition by Company of Landis pursuant to the Landis Merger Agreement.

              "LANDIS ACQUISITION CLOSING DATE" means November 10, 2003.

             "LANDIS ACQUISITION DOCUMENTS" means the Landis Merger Agreement and any other agreements, instruments and other documents delivered in connection with the Landis Acquisition, including, without limitation, any leases in respect of Material Real Estate Assets.

             "LANDIS ACQUISITION LEASEHOLD PROPERTY" means each of the Alsip-Main, IL, Alsip-North IL, Geddes, NY and Phoenix, AZ properties to be leased pursuant to that certain Lease Agreement, to be dated as of the Landis Acquisition Closing Date, between BRY-PL (DE) Limited Partnership, a Delaware limited partnership, as Landlord, and Landis, as tenant.

               "LANDIS ACQUISITION FINANCING REQUIREMENTS" means the aggregate amount necessary to pay (i) the Cash portion of the consideration due to shareholders of Landis under the Landis Merger Agreement, (ii) the costs of prepaying, redeeming or purchasing the Indebtedness of Landis to be paid on or prior to the Landis Acquisition Closing Date and (iii) Landis Acquisition Transaction Costs, in each of cases (i), (ii) and (iii) in accordance with the Landis Merger Agreement.

             "LANDIS ACQUISITION SENIOR SUBORDINATED NOTES" means Senior Subordinated Notes in an aggregate principal amount of $85,000,000 issued pursuant to the Senior Subordinated Notes Indenture, the proceeds of which were used to finance Landis Acquisition Financing Requirements.

             "LANDIS ACQUISITION TRANSACTION COSTS" means (a) the write-off of deferred financing costs capitalized in connection with the entering into the Original Agreement and (b) the fees, costs and expenses payable by Holdings, Company or any of Company's Subsidiaries on or before the Landis Acquisition Closing Date in connection with the transactions contemplated by the Credit Documents and the Landis Merger Agreement, which fees, costs and expenses under clause (b) hereof shall not exceed $12,000,000.

             "LANDIS MERGER AGREEMENT" means an agreement and plan of merger dated October 15, 2003 by and among Company, Merger Sub (as defined in the Existing Agreement), Landis, all shareholders of Landis and the other parties thereto, which provides for the merger of Landis with and into Merger Sub with Landis being the surviving corporation.

             "LANDLORD'S CONSENT, ESTOPPEL CERTIFICATE AND AMENDMENT" means (a) with respect to each Landis Acquisition Leasehold Property, an agreement substantially in the form of the draft Landlord's Acknowledgment and Consent, draft dated the date hereof, from BRY-PL (DE) Limited Partnership and (b) with respect to any other Leasehold Property, an agreement substantially in the form of Exhibit K, in each of cases (a) and (b) with such amendments or modifications as may be approved by Collateral Agent.

              "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property.

             "LENDER" means each financial institution listed on the signature pages hereto as a Lender, any additional financial institution or Person that becomes a party hereto pursuant to a New Lender Supplement and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement, including any Lender in its capacity as Swing Line Lender and Issuing Bank.

             "LENDER COUNTERPARTY" means each Lender or any Affiliate of a Lender counterparty to a Financial Hedge Agreement including, without limitation, each such Affiliate that enters into a Joinder Agreement with the Collateral Agent.

             "LENDER EFFECTIVE DATE" means (i) in the case of each Lender listed on the signature pages hereof, the Effective Date, and (ii) in the case of each other Lender, the effective date of the Assignment Agreement pursuant to which such Lender became a Lender.

             "LETTER OF CREDIT" means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

             "LETTER OF CREDIT DISBURSEMENT" means a payment made by Issuing Bank pursuant to a Letter of Credit.

             "LETTER OF CREDIT EXPOSURE" means the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit.

             "LETTER OF CREDIT SUBLIMIT" means the lesser of (i) $25,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

             "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company.

             "LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter or other date of determination of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (or if such date of determination is not the last of a Fiscal Quarter, for the four-Fiscal Quarters period ending as of the most recently concluded Fiscal Quarter).

             "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

             "LOAN" means a Term Loan, a Swing line Loan, a Revolving Loan, and an Incremental Term Loan.

             "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

             "MATERIAL ADVERSE EFFECT" means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole; (ii) the ability of the Credit Parties, taken as a whole, to fully and timely perform the Obligations;
(iii) the legality, validity, binding effect or enforceability of any Credit Document against the Credit Parties, taken as a whole, or the Collateral; or
(iv) the rights, remedies and benefits available to, or conferred upon, any Agent, Lender or Secured Party under any Credit Document.

             "MATERIAL REAL ESTATE ASSET" means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties (x) used in the operation of material production facilities of Company or any of its Subsidiaries or (y) with respect to which the aggregate rental payments under the term of the applicable lease exceed $1,000,000 per annum or (ii) any Real Estate Asset that the Requisite Lenders have determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole.

             "MERGER" means the acquisition by Sponsors of substantially all the outstanding Capital Stock of Holdings.

             "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of May 25, 2002, among GS Berry Acquisition Corp., Sponsors, Holdings, Company, Sellers (as defined therein) and Sellers' Representatives (as defined therein), as in effect on the date hereof.

             "MERGER FINANCING REQUIREMENTS" means the aggregate amount necessary to pay (i) the cash portion of the consideration due to shareholders of Holdings under the Merger Agreement, (ii) the costs of prepaying, redeeming or purchasing the Indebtedness of Holdings and Company to be paid on the Closing Date and thereafter pursuant to redemption notices to be delivered on the Closing Date and (iii) all other Transaction Costs, in each of cases (i),
(ii) and (iii) in accordance with the Merger Agreement and Schedule 1.1.

             "MOODY'S" means Moody's Investor Services, Inc.

             "MORTGAGE"   means   a  mortgage  substantially  in  the  form  of
Exhibit J, as it may be amended, supplemented or otherwise modified from time to time.

             "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

             "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

             "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

             "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs and expenses incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale, and (d) reasonable brokerage or selling commissions and fees and expenses of professional advisors and any title and recordation expenses.

             "NET CURRENT ASSETS" means, for any Person as at any date of determination, the difference (which may be a negative number) between (i) the total assets of such Person that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents, minus (ii) the total liabilities of such Person that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

             "NET  INSURANCE/CONDEMNATION  PROCEEDS" means an amount equal  to:
(i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any insurance policy insuring against loss or damage to assets and property used in the business of Holdings or its Subsidiaries (other than proceeds of business interruption insurance or any other insurance policy to the extent such coverage compensates Company or its Subsidiaries for lost revenue or profits) or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) bona fide direct reasonable costs and expenses incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof (including reasonable fees and expenses of professional advisors), (b) contractually required payments of Surviving Capital Leases, Surviving IRBs and Indebtedness incurred under Sections 6.1(g), 6.1(h), 6.1(j) and 6.1(k), in each case, to the extent incurred to finance the acquisition of property subject to such loss, taking or sale, and (c) any bona fide direct costs and expenses incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith, reasonable fees and expenses of professional advisors, title and recordation expenses and reasonable indemnification reserves.

             "NEW LENDER" means any financial institution or other Person, in each case, not a party to this Agreement, which, with the consent of Company and Administrative Agent (which consent shall not be unreasonably withheld), executes a New Lender Supplement, whereupon such Person shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, except as otherwise specifically provided herein.

             "NEW   LENDER   SUPPLEMENT"   means   a   New   Lender  Supplement
substantially in the form of Exhibit N.

             "NON-CONSENTING LENDER" as defined in Section 2.24.

             "NON-US LENDER" as defined in Section 2.21(c).

             "NOTE" means a Term Loan Note, a Swing Line Note, an Incremental Term Loan Note or a Revolving Loan Note.

             "NOTICE" means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

             "OBLIGATIONS" means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any Lender Counterparties, under any Credit Document or Financial Hedge Agreement (including, without limitation, with respect to a Financial Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Financial Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Financial Hedge Agreements, fees, expenses, indemnification or otherwise and all Obligations of each Credit Party under the Original Agreement or the Existing Agreement that survive the amendment and restatement thereof in accordance with its terms.

             "OBLIGEE GUARANTOR" as defined in Section 7.7.

             "ORIGINAL AGREEMENT" means the Credit and Guaranty Agreement, dated as of July 22, 2002, by and among Holdings, certain Subsidiaries of Company as Guarantors, the Agents and various Lenders.

             "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership,  its  certificate  of  limited  partnership,  as  amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

             "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

             "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

             "PERMITTED ACQUISITION" means any acquisition by Company or any of its Wholly-Owned Guarantor Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets or Capital Stock of, or of a business line or unit or a division of, any Person; provided,

                    (i)   immediately   prior  to,  and  after  giving   effect
       thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                    (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

                    (iii) in the case of the acquisition of Capital Stock of any Person, (A) at least 80% on a fully-diluted basis of each class of the Capital Stock acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned beneficially and as of record by Company or a Wholly-Owned Guarantor Subsidiary thereof, and all other such Capital Stock shall be owned beneficially and as of record by one or more officers, directors, employees or founders of such Person, and (B) Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

                    (iv) Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 as of the later of
       (x) March 30, 2002 and (y) the last day of the most recent Fiscal Quarter for which quarterly financial statements have been delivered to the Lenders pursuant to Section 5.1(b), on a pro forma basis after giving effect to the Permitted Acquisition as a Subject Transaction in accordance with Section 6.8;

                    (v) Company shall have delivered to Administrative Agent (for distribution to each Lender upon request) at least ten Business Days prior to such proposed acquisition:

                          (A) solely in the case of an acquisition in respect of which the aggregate amount of Permitted Acquisition Expenses exceed, $20,000,000, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above;

                          (B) a certificate of the Chief Financial Officer of Holdings certifying that the unused and available portion of Revolving Commitments will exceed $30,000,000 as of the date of the consummation of such acquisition, after giving effect thereto;

                          (C) all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with this Agreement; and

                          (D) such information and due diligence materials relating to environmental matters as may be required under
             Section 5.9(a)(iv) or as may be otherwise reasonably requested by the Administrative Agent; and

                    (vi) any Person, assets or business line, unit or division as acquired in accordance herewith shall be in a business or lines of business permitted for Company under Section 6.13; and

                    (vii) in the case of a direct or indirect acquisition of a Foreign Subsidiary or any assets, business line, unit or division located outside the United States of America, on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter recently ended, Domestic Subsidiaries account for (A) at least 80% of the consolidated assets of Holdings and its Subsidiaries of Holdings (including Company) as of the last day of the Fiscal Quarter recently ended and (B) at least 80% of the consolidated revenues of Holdings and its Subsidiaries for the last four full Fiscal Quarters recently ended;

provided, no acquisition of assets, Capital Stock, a business line or unit or a division of any Person shall constitute a Permitted Acquisition unless made with the consent of such Person's board of directors or similar governing body.

             "PERMITTED ACQUISITION EXPENSES" means Cash (a) consideration paid by Company or any of its wholly-owned Subsidiaries to acquire assets, Capital Stock or a business line or unit or division in connection with a Permitted Acquisition made in accordance with Section 6.9(d), (b) bona fide direct costs and expenses incurred as a result of a Permitted Acquisition (including costs and expenses related to the shutdown of facilities and employee severance) to the extent such costs and expenses (i) are capitalized as part of the cost of the Permitted Acquisition in the consolidated financial statements of Holdings and (ii) are paid by Company or its Subsidiaries no more than 180 days from the date of such Permitted Acquisition, and (c) bona fide direct costs and expenses paid in connection with such Permitted Acquisition, including reasonable brokerage or selling commissions and fees and expenses of professional advisors and any title and recordation expenses, provided, no Restricted Junior Payment shall constitute a Permitted Acquisition Expense.

             "PERMITTED ADJUSTMENTS" means, with respect to any Subject Transactions, pro forma adjustments arising out of events which are directly attributable to such Subject Transactions, are factually supportable and are expected to have a continuing impact, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges and raw material and other cost savings, which pro forma adjustments are certified by the Chief Financial Officer of Holdings and which are determined (i) on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission or (ii) solely in the case of additional pro forma adjustments to Consolidated Adjusted EBITDA in an aggregate amount (for all Subject Transactions during the period of determination and together with any adjustments to Consolidated Adjusted EBITDA pursuant to Section 6.8(d)(ii) for the same period) not to exceed 7.5% of pro forma Consolidated Adjusted EBITDA (as reformulated) for the period of determination, on such other basis as may be certified by the Chief Financial Officer of Holdings to be in compliance with the requirements of this definition.

               "PERMITTED LIENS" means each of the Liens permitted pursuant  to
Section 6.2.

             "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

             "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed by Company and each Guarantor substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

             "PRIME RATE" means the rate of interest per annum that GSCP announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. GSCP or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

             "PRINCIPAL OFFICE" means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

             "PROJECTIONS" as defined in Section 4.9.

             "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by
(b) the aggregate Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing
(a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders; and (iii) with respect to all payments, computations and other matters relating to the Incremental Term Loans of any Lender, the percentage obtained by dividing (a) the Incremental Term Loan Exposure of that Lender by (b) the aggregate Incremental Term Loan Exposure of all Lenders. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure, the Revolving Exposure and the Incremental Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure, the aggregate Revolving Exposure, and the aggregate Incremental Term Loan Exposure of all Lenders.

             "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

             "RECORD DOCUMENT"  means,  with respect to any Leasehold Property,
(i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

             "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

             "REFINANCING COSTS" means reasonable costs and expenses incurred by Company prior to the Effective Date in connection with the preparation, execution and delivery of this Agreement and related documents.

             "REFUNDED SWING LINE LOANS" as defined in Section 2.5(b)(iv).

             "REGISTER" as defined in Section 2.8(b).

             "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

             "RELATED AGREEMENTS" means, collectively, the Merger Agreement and the Senior Subordinated Note Documents.

             "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

             "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the migration of any Hazardous Material through the air, soil, surface water or groundwater.

             "REPLACEMENT LENDER" as defined in Section 2.24.

             "REQUISITE  CLASS  LENDERS"  means,  at any time of determination,
(i) for the Class of Lenders having Incremental Term Loan Exposure, Lenders holding more than 50% of the aggregate Incremental Term Loan Exposure of all Lenders; (ii) for the Class of Lenders having Term Loan Exposure, Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders; and
(iii) for the Class of Lenders having Revolving Exposure, Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders.

               "REQUISITE LENDERS" means one or more Lenders having or holding Term Loan Exposure, Revolving Loan Exposure or Incremental Term Loan Exposure and representing more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders, (ii) the aggregate Revolving Exposure and (iii) the aggregate Incremental Term Loan Exposure of all Lenders.

             "RESTRICTED  JUNIOR  PAYMENT"  means,  in  respect  of  any Person
(i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of such Person now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of such Person now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Capital Stock of such Person now or hereafter outstanding; (iv) management or similar fees payable to Sponsors or any of its Affiliates and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to any Subordinated Indebtedness, in each of cases (i) through (v) except a dividend, distribution, payment or prepayment payable solely in Capital Stock of such Person.

             "REVOLVING COMMITMENT" means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit hereunder and "REVOLVING COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Revolving Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date was, and as of the Effective Date will be $100,000,000.

             "REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

             "REVOLVING COMMITMENT TERMINATION DATE" means the earliest to occur of (i) July 22, 2008, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.14(b) or 2.15, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

             "REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender's Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (c) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (d) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

             "REVOLVING LOAN" means a Loan made by a Lender to Company pursuant to Section 2.3.

             "REVOLVING LOAN NOTE" means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

             "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

             "SECURED PARTIES" has the meaning assigned to that term in the Pledge and Security Agreement.

             "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

             "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

             "SELLERS" means Atlantic Equity Partners International II, L.P., J.P. Morgan Partners (SBIC), LLC, BPC Equity, LLC and certain members of Company's management.

             "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated
Note Indenture and the Senior Subordinated Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16.

             "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Senior Subordinated Notes will be issued, in the form delivered to the Agents and Lenders prior to the Closing Date, as any such indenture may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16.

             "SENIOR SUBORDINATED NOTES" means the Senior Subordinated Notes of Company in the aggregate principal amount not to exceed $440,000,000 at any

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
time outstanding (plus (i) any such notes issued as payment of interest on Senior Subordinated Notes and (ii) any additional subordinated notes issued as permitted by clause (ii) or (iii) of Section 6.1(c)) and issued pursuant to the Senior Subordinated Note Indenture, with such changes thereto when executed as are permitted under Section 6.16 and as such notes may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16.

             "SOLVENCY CERTIFICATE" means a Solvency Certificate of the Chief Financial Officer of Holdings substantially in the form of Exhibit G-2.

             "SOLVENT" means, with respect to any Credit Party, that as of the date of determination both (i) (a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of all of such Credit Party's assets; (b) such Credit Party's capital is not unreasonably small in relation to its business or with respect to any transaction then contemplated; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

             "SPONSORS" means any of GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co., Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P., J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors A, L.P. and other strategic investors acceptable to Syndication Agent.

             "STOCKHOLDER AGREEMENTS" means (i) a stockholders agreement, dated as of the Closing Date, among Holdings and the Sponsors and (ii) a stockholders agreement, dated as of the Closing Date, among Holdings and certain employees of Holdings and its Subsidiaries parties thereto.

             "SUBJECT TRANSACTION" as defined in Section 6.8(d).

             "SUBORDINATED INDEBTEDNESS" means the Senior Subordinated Notes and any other Indebtedness that is subordinate in right of payment and all other respects to the Obligations on subordination terms that are no less favorable to the Agents or Lenders in any respect than the subordination and related terms set forth in the Senior Subordinated Note Documents as in effect on the date hereof.

             "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

             "SURVIVING CAPITAL LEASES" mean, as of the Effective Date, the Capital Leases of Company in an aggregate amount not to exceed $23,500,000 as designated in Schedule 6.1(g).

             "SURVIVING INDEBTEDNESS" means the Surviving Capital Leases, the Surviving IRBs, and any of the 2004 Notes and the 2006 Notes, in each case, that remain outstanding as of the Closing Date, as disclosed in and subject to the terms and conditions of Schedule 6.1(g).

             "SURVIVING IRBS" means the Nevada Industrial Revenue Bonds (the "IRBS") of Company that survive the consummation of the Merger in an aggregate amount not to exceed $3,000,000 as designated in Schedule 6.1(g).

             "SWING LINE LENDER" as defined in the preamble.

             "SWING LINE LOAN" means a Loan made by Swing Line Lender to Company pursuant to Section 2.3.

             "SWING LINE NOTE" means a promissory note in the form of Exhibit B-4, as it may be amended, supplemented or otherwise modified from time to time.

             "SWING LINE SUBLIMIT" means the  lesser  of  (i)  $10,000,000, and
(ii) the aggregate unused amount of Revolving Commitments then in effect.

             "SYNDICATION AGENT" as defined in the preamble.

             "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

             "TERM  LOAN"  means a Loan made by a Lender to Company pursuant to
Section 2.1.

             "TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund any Term Loan hereunder, and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Term Loan Commitment, if any, is set forth in Appendix A-1. The aggregate Term Loan Commitments shall equal $365,525,000.

             "TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan of such Lender; provided, at any time prior to the making of the Term Loan, the Term Loan Exposure of any Lender shall be equal to such Lender's Term Loan Commitment.

             "TERM LOAN INSTALLMENT" as defined in Section 2.13(a).

             "TERM LOAN INSTALLMENT DATE" as defined in Section 2.13(a).

             "TERM LOAN LENDER" means each financial institution listed on Appendix A-1.

             "TERM LOAN MATURITY DATE" means the earlier of (i) the July 22, 2010 and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

             "TERM  LOAN  NOTE"  means  a  promissory   note  in  the  form  of
Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

             "TERMINATED LENDER" as defined in Section 2.24.

             "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans and (iii) the Letter of Credit Usage.

             "TRANSACTION COSTS" means the fees, costs and expenses payable by Holdings, Company or any of Company's Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

             "TYPE OF LOAN" means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

             "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

             "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

             "UNCOMPLETED ACQUISITION COSTS" means, for the purpose of the calculation set forth in Section 6.8(d)(ii), aggregate out-of-pocket fees, costs and expenses incurred by Company in connection with one or more proposed, but uncompleted Permitted Acquisitions.

             "US LENDER" means each Lender that is a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes.

             "VOTING STOCK" of a Person means all classes of Capital Stock or other interests of such Person then outstanding which are normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

             "WHOLLY-OWNED" means, in respect of any Subsidiary of any Person, that all Capital Stock of such Subsidiary (other than Capital Stock in the nature of directors' qualifying shares required by applicable law) is owned beneficially and as of record by such Person or one more Wholly-Owned Subsidiaries of such Person.

       1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect from time to time; provided, if Company notifies Administrative Agent that Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof to the operation of such provisions, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

       1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural,

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

depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Except as otherwise specifically provided, all reference herein to any Person shall mean such Person and its permitted successors and assigns and all references herein to any document, instrument or agreement shall mean such document, instrument or agreement as amended, supplemented or modified from time to time, to the extent not prohibited by this Agreement.


SECTION 2.     LOANS AND LETTERS OF CREDIT

       2.1.  TERM LOANS.

             (a) Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Effective Date, a Term Loan to Company in an amount equal to such Lender's Term Loan Commitment. Company may make only one borrowing under each Lender's Term Loan Commitment which shall be on the Effective Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.14(a) and 2.15, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender's Term Loan Commitment shall terminate immediately and without further action on the Effective Date after giving effect to the funding of such Lender's Term Loan Commitment on such date.

             (b)    Borrowing Mechanics for Term Loans.

                    (i) Company shall deliver to Administrative Agent a fully executed Funding Notice no later than 11:00 a.m. (New York City time) on
       (A) in the case of Base Rate Loans, the day prior to the Effective Date and (B) in the case of Eurodollar Loans, the third day prior to the Effective Date. Promptly upon receipt by Administrative Agent of such certificate, Administrative Agent shall notify each Lender of the proposed borrowing.

                    (ii) Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Effective Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Company on the

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
       Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.


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
       2.2. INCREMENTAL TERM LOANS. Company and any one or more Lenders or New Lenders may from time to time agree that such Lenders shall make one or more Incremental Term Loans, which shall constitute Loans for all purposes of this Agreement, by executing and delivering to the Administrative Agent an Incremental Term Loan Notice, substantially in the form of Exhibit A-4, not less than 10 Business Days prior to the Applicable Incremental Term Loan Closing Date, specifying (i) the principal amount of such Incremental Term Loan, (ii) the applicable Incremental Term Loan Closing Date, (iii) the applicable Incremental Term Loan Maturity Date, (iv) the amortization schedule for such Incremental Term Loan and (v) the Applicable Margin for such Incremental Term Loan; provided that, (A) after giving pro forma effect to the making of such Incremental Term Loan and any Permitted Acquisition to be financed with the proceeds thereof, the Leverage Ratio shall be less than or equal to 3.00:1.00 (calculated in accordance with Section 6.8(d)(ii) and in such a manner as to exclude from Consolidated Total Debt any Indebtedness which is not secured by a Lien or which by its terms ranks junior in right of payment to that of the Lenders under this Agreement), (B) no Default or Event of Default has occurred and is continuing or would result after giving effect to the making of such Incremental Term Loan or the application of the proceeds therefrom, (C) the calculation of interest in respect of such Incremental Term Loan as set forth in the applicable Incremental Term Loan Notice is based on the Base Rate or the Eurodollar Rate as defined substantially in this Agreement and the maximum Applicable Margin in respect of such Incremental Term Loan shall not be greater than 0.50% above the Applicable Margin then in effect, or which could be in effect under any set of circumstances thereafter, for the Term Loan, (D) such Incremental Term Loan shall otherwise be on the same terms and conditions as those generally applicable to the Loans made under this Agreement, (E) the aggregate principal amount outstanding of Incremental Term Loans pursuant to this Section 2.2 after giving effect to such Incremental Term Loan shall not exceed $150,000,000, (F) each borrowing of an Incremental Term Loan pursuant to this Section 2.2 shall be in a minimum amount of (I) $25,000,000 or (II) the difference of $150,000,000 and the sum of the aggregate principal amount of all Incremental Term Loans then outstanding, (G) the average weighted maturity of all Incremental Term Loans outstanding, after giving effect to such Incremental Term Loan, shall not be less than the remaining term of the Term Loan (H) any Incremental Term Loan Maturity Date shall be on or after the Term Loan Maturity Date and (I) the Chief Financial Officer of each of Holdings and Company shall have executed and delivered to the Administrative Agent on the Incremental Term Loan Closing Date an officer's certificate certifying compliance with the requirements of this Section 2.2.

       2.3.  REVOLVING LOANS.

             (a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in the aggregate amount up to but not exceeding such Lender's Revolving Commitment; provided, after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of

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
Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period. Each Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

             (b)    Borrowing Mechanics for Revolving Loans.

                    (i) Except pursuant to Section 2.4(d)and 2.5(b)(iv), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

                    (ii) Whenever Company desires that Lenders make Revolving Loans,Company shall deliver (subject to Section 3.2(b))to Administrative Agent a fully executed and delivered Funding Notice no later than 11:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

                    (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 11:00 a.m. (New York City time)) not later than 3:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Funding Notice from Company.

                    (iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to an account designated in writing to Administrative Agent by Company.

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

       2.4.  ISSUANCE  OF  LETTERS  OF  CREDIT  AND  PURCHASE OF PARTICIPATIONS
THEREIN.

             (a) General. Subject to the terms and conditions set forth herein, Company (or any other Credit Party, so long as Company is a co-obligor or co-applicant in respect of each Letter of Credit issued for the account of such other Credit Party on terms reasonably acceptable to Administrative Agent and Issuing Bank) may request the issuance of Letters of Credit for its own account, such Letter of Credit to be in a form reasonably acceptable to Administrative Agent and Issuing Bank, at any time and from time to time during the Revolving Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Company to, or entered into by Company with, Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

             (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Issuing Bank) to Issuing Bank and Administrative Agent (reasonably, but in any case at least two Business Days, in advance of the requested date of issuance, amendment, renewal or extension) a fully executed Issuance Notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.4), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by Issuing Bank, Company also shall submit a letter of credit application on Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit and (ii) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect. All Letters of Credit shall be denominated in Dollars and the stated amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to Issuing Bank in its sole discretion.

             (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after

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
the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the date that is five Business Days prior to the Revolving Commitment Termination Date.

             (d) Participations. By the issuance, renewal or extension of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of Issuing Bank or the Lenders, Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share (with respect to the Revolving Commitments) of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to Administrative Agent, for the account of Issuing Bank, such Lender's Pro Rata Share (with respect to the Revolving Commitments) of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

             (e) Reimbursement. If Issuing Bank shall make any Letter of Credit Disbursement in respect of a Letter of Credit, Company shall reimburse such Letter of Credit Disbursement by paying to Administrative Agent an amount equal to such Letter of Credit Disbursement not later than 2:30 p.m., New York City time, on the date that such Letter of Credit Disbursement is made, if Company shall have received notice of such Letter of Credit Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by Company prior to such time on such date, then not later than 2:30 p.m., New York City time, on (i) the Business Day that Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided, Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.3 or Section 2.5 that such payment be financed with a Revolving Loan that is a Base Rate Loan or a Swing Line Loan in an equivalent amount and, to the extent so financed, Company's obligation to make such payment shall be discharged and replaced by the resulting Revolving Loan or Swing Line Loan. If Company fails to make such payment when due, Administrative Agent shall notify each Lender of the applicable Letter of Credit Disbursement, the payment then due from Company in respect thereof and such Lender's Pro Rata Share thereof. Following receipt of such notice, each Lender shall pay to Administrative Agent its Pro Rata Share of the payment then due from Company, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender (and Section
2.5 shall apply, mutatis mutandis, to the payment obligations  of the Lenders),

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
and Administrative Agent shall promptly pay to Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by Administrative Agent of any payment from Company pursuant to this paragraph, Administrative Agent shall distribute such payment to Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse Issuing Bank, then to such Lenders and Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse Issuing Bank for any Letter of Credit Disbursement (other than the funding of Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve Company of its obligation to reimburse such Letter of Credit Disbursement.

             (f) Obligations Absolute. The Company's obligation to reimburse Letter of Credit Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Company's obligations hereunder. Neither Administrative Agent, the Lenders nor Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the reasonable control of Issuing Bank; provided, the foregoing shall not be construed to excuse Issuing Bank from liability to Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Company to the extent permitted by applicable law) suffered by Company that are caused by Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of Issuing Bank (as finally determined by a court of competent jurisdiction), Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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
             (g) Disbursement Procedures. Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Issuing Bank shall promptly notify Administrative Agent and Company by telephone (confirmed by telecopy) of such demand for payment and whether Issuing Bank has made or will make a Letter of Credit Disbursement thereunder; provided, any failure to give or delay in giving such notice shall not relieve Company of its obligation to reimburse Issuing Bank and the Lenders with respect to any such Letter of Credit Disbursement.

             (h) Interim Interest. If Issuing Bank shall make any Letter of Credit Disbursement, then, unless Company shall reimburse such Letter of Credit Disbursement in full on the date such Letter of Credit Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Letter of Credit Disbursement is made to but excluding the date that Company reimburses such Letter of Credit Disbursement, at the rate per annum then applicable to Revolving Loans that are Base Rate Loans; provided, if Company fails to reimburse such Letter of Credit Disbursement when due pursuant to paragraph (e) of this Section, then such unpaid amount shall bear interest at a rate which is 2% per annum in excess of the rate of interest otherwise applicable to Revolving Loans that are Base Rate Loans. Interest accrued pursuant to this paragraph shall be for the account of Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse Issuing Bank shall be for the account of such Lender to the extent of such payment.

             (i)    Replacement  of  Issuing  Bank;  Additional  Issuing Banks.
(i) Issuing Bank may be replaced at any time by written agreement among Company, Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. Administrative Agent shall notify the Lenders of any such replacement of Issuing Bank. At the time any such replacement shall become effective, Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. A Revolving Lender may become an Issuing Bank pursuant to a written agreement among Company, Administrative Agent and such Revolving Lender (an "ADDITIONAL ISSUING BANK"), but only if the Issuing Bank has an insufficiently high credit rating for the issuance of the

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
requested Letter of Credit, whereupon Administrative Agent shall notify other Revolving Lenders of such Additional Issuing Bank. Upon becoming an Additional Issuing Bank, all references to "Issuing Bank" herein shall be deemed to include such Additional Issuing Bank for the purposes of such Letters of Credit.

             (j)    Cash Collateralization.   If  any  Event  of  Default shall
occur and be continuing, on the Business Day that Company receives notice from Administrative Agent or the Requisite Class Lenders (or, if the maturity of the Loans has been accelerated, Issuing Bank) demanding the deposit of cash collateral pursuant to this paragraph, Company shall deposit in an account with Administrative Agent, in the name of Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the Letter of Credit Exposure as of such date plus any accrued and unpaid interest thereon; provided, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Company described in Section 8.1(f) or 8.1(g). Such deposit shall be held by Administrative Agent as collateral for the payment and performance of the obligations of Company under this Agreement. Administrative Agent shall have exclusive dominion and control,including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of Administrative Agent and at Company's risk and expense, such deposits shall not
bear  interest.   Interest  or  profits,  if  any,  on such  investments  shall
accumulate  in  such  account.   Moneys  in such account shall  be  applied  by
Administrative  Agent  to  reimburse  Issuing   Bank   for   Letter  of  Credit
Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Company at such time or, if the maturity of the Loans has been accelerated (but
subject  to  the  consent  of   Issuing  Bank),  be  applied  to  satisfy other
obligations of Company under this Agreement. If Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be promptly returned to Company after all Events of Default have been cured or waived.

       2.5.  SWING LINE LOANS.

             (a) Swing Line Loans Commitment. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Company in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.5 may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and Company shall repay the then unpaid principal amount of each Swing Line Loan and any accrued and unpaid interest thereon as of the earlier of (i) the Revolving Commitment Termination Date, (ii) any date on which Company is borrowing Revolving Loans and (iii) the first date at least two Business Days after such Swing Line Loan is made that is the 15th or last day of any calendar month.

             (b)    Borrowing Mechanics for Swing Line Loans.

                    (i) Swing Line Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

                    (ii) Whenever Company desires that Swing Line Lender make a Swing Line Loan, Company shall deliver to Swing Line Lender, with a copy to Agents (subject to Section 3.2(b)) a Funding Notice no later than 12:00 p.m. (New York City time) on the proposed Credit Date.

                    (iii) Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to an account designated in writing to Administrative Agent by Company.

                    (iv) With respect to any Swing Line Loans which have not been prepaid by Company pursuant to Section 2.14 or Section 2.15, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Company) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to Company on such Credit Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding,
       (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans to Company and shall be due under the Revolving Loan Note issued by Company to Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Lenders.

                    (v) If for any reason Revolving Loans are not made pursuant to Section 2.5(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

                    (vi) Notwithstanding anything contained herein to the contrary, (1) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements satisfactory to it and Company to eliminate Swing Line Lender's risk with respect to the Defaulting Lender's participation in such Swing Ling Loan, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the outstanding Swing Line Loans.

       2.6.  PRO RATA SHARES; AVAILABILITY OF FUNDS.

             (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

             (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.6(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitment, its Revolving Commitment or its obligation to purchase participations in Letters of Credit pursuant to Section 2.4(d) hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

       2.7. USE OF PROCEEDS. The proceeds of the Term Loans made on the Effective Date shall be applied by Company on the Effective Date to prepay Term Loans and Delayed Draw Loans (as defined in the Existing Agreement) outstanding under the Existing Agreement and, after prepayment of such Term Loans and Delayed Draw Loans in full, otherwise for working capital and general corporate purposes of the Company and its Subsidiaries. The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made after the Effective Date shall be applied by Company for Permitted Acquisition Expenses working capital and general corporate purposes of Company and its Subsidiaries; provided, however, in no event will the proceeds of Revolving Loans be used for the purposes of prepaying Loans as permitted under Section 2.14 hereof. The proceeds of any Incremental Term Loan shall be used as set forth in the applicable Incremental Term Loan Notice or, where and so provided, for working capital and general corporate purposes of Company and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

       2.8.  EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

             (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

             (b) Register. Administrative Agent, acting on behalf of Company, shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior request. Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any Loan. Company hereby designates GSCP to serve as Company's agent solely for purposes of maintaining the Register as provided in this
Section 2.8, and Company hereby agrees that, to the extent GSCP serves in such capacity, GSCP and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

             (c) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Effective Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6)on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after Company's receipt of such notice) a Note or Notes to evidence such Lender's Term Loan, Swing Line Loan, Incremental Term Loan or Revolving Loan, as the case may be.

       2.9.  INTEREST ON LOANS.

             (a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                    (i)   in the case of Revolving Loans:

                          (1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

                          (2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin;

                    (ii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin; and

                    (iii) in the case of Term Loans:

                          (1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

                          (2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

             (b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, until the earlier of (A) the date that Administration Agent notifies Company that the primary syndication of the Term Loan Commitments has been completed and (B) the date that is 60 days following the Effective Date, the Term Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan. Swing Line Loans shall be made and maintained only as Base Rate Loans.

             (c) In connection with Eurodollar Rate Loans there shall be no more than ten Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

             (d)    Interest  payable  pursuant  to  Section  2.9(a)  shall  be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

             (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

       2.10. CONVERSION/CONTINUATION.

             (a) Subject to Section 2.19 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

                    (i) to convert at any time all or any part of any Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.19 in connection with any such conversion; or

                    (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan.

             (b) The Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Conversion/Continuation Notice (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/ Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

       2.11. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.11 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

       2.12. FEES.

             (a)    Company agrees to pay to Lenders having Revolving Exposure:

                    (i) commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitments, and (b) the sum of
       (x) the aggregate principal amount of outstanding Revolving Loans (but not Swing Line Loans) plus (y) the Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

                    (ii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in Sections 2.12(a) shall be paid to Administrative  Agent
at  its  Principal   Office  and   upon  receipt,  Administrative  Agent  shall
promptly distribute to each Lender its Pro Rata Share thereof.

             (b) Company agrees to pay directly to Issuing Bank, for its own account, the following fees:

                    (i) a fronting fee in an amount equal to (1) an amount per annum (not to exceed 0.25%) as may be agreed by Company and Issuing Bank, times (2) the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

                    (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank's standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

             (c) Company agrees to pay to each Incremental Term Loan Lender the fees, if any, required to be paid by it under any Incremental Term Loan Notice.

             (d) All fees referred to in Section 2.12(a) and 2.12(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the applicable Commitment Period, commencing on the first such date to occur after the Closing Date, and on the applicable Commitment Termination Date.

             (e) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

       2.13. SCHEDULED PAYMENTS/COMMITMENT REDUCTIONS.

             (a) Scheduled Installments. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each, a "TERM LOAN INSTALLMENT") in the aggregate amounts and on the dates (each, a "TERM LOAN INSTALLMENT DATE") set forth below, commencing on September 30, 2004.

TERM LOAN INSTALLMENT DATETERM LOAN INSTALLMENT
September 30, 2004        $913,812.50
December 31, 2004         $913,812.50
March 31, 2005            $913,812.50
June 30, 2005             $913,812.50
September 30, 2005        $913,812.50
December 31, 2005         $913,812.50
March 31, 2006            $913,812.50
June 30, 2006             $913,812.50
September 30, 2006        $913,812.50
December 31, 2006         $913,812.50
March 31, 2007            $913,812.50
June 30, 2007             $913,812.50
September 30, 2007        $913,812.50
December 31, 2007         $913,812.50
March 31, 2008            $913,812.50
June 30, 2008             $913,812.50
September 30, 2008        $913,812.50
December 31, 2008         $913,812.50
March 31, 2009            $913,812.50
June 30, 2009             $913,812.50
September 30, 2009        $86,812,187.50
December 31, 2009         $86,812,187.50
March 31, 2010            $86,812,187.50
June 30, 2010             $86,812,187.50

       (b) The principal amount of any Incremental Term Loan shall be repaid in such amounts and on such dates (each, an "INCREMENTAL TERM LOAN INSTALLMENT DATE") as provided in the applicable Incremental Term Loan Notice.

             (c) Notwithstanding the foregoing, (i) Term Loan Installments and Incremental Term Loan Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans or the Incremental Term Loans, as the case may be, in accordance with Sections 2.14, 2.15 and 2.16, as applicable; and (ii) the Term Loans and the Incremental Term Loans, together with all other amounts owed hereunder or under the applicable Incremental Term Loan Notice with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date and the applicable Incremental Term Loan Maturity Date, respectively.

       2.14. VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS.

             (a)    Voluntary Prepayments.

                    (i)   Any time and from time to time:

                          (1) with respect to Base Rate Loans (other than Swing Line Loans), Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount;

                          (2) with respect to Eurodollar Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; and

                          (3)    with   respect  to  Swing  Line  Loans,
             Company may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000, and in integral multiples of $100,000 in excess of that amount.

                    (ii)  All such prepayments shall be made:

                          (1) in the case of Base Rate Loans (other than Swing Line Loans), upon not less than one Business Day's prior written or telephonic notice to Administrative Agent;

                          (2) in the case of Eurodollar Rate Loans, upon not less than three Business Days' prior written or telephonic notice to Administrative Agent; and

                          (3) in the case of Swing Line Loans, upon written or telephonic notice on the date of prepayment to Administrative Agent and Swing Line Lender;

in each case given by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) and, as applicable, Swing Line Lender. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

             (b)    Voluntary Commitment Reductions.

                    (i) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice
       Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, during the Revolving Commitment Period, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

                    (ii) Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Company's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share thereof.

       2.15. MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS.

             (a) Asset Sales. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay Loans and/or permanently reduce Commitments as set forth in Section 2.16(b)in an aggregate amount equal to 100% of such Net Asset Sale Proceeds; provided,(i) so long as no Default or Event of Default shall have occurred and be continuing and (ii) to the extent that aggregate Net Asset Sale Proceeds from the Closing Date through the applicable date of determination do not exceed $10,000,000, Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within two hundred seventy days of receipt thereof in long-term productive assets of the general type used in the business of Company and its Subsidiaries; provided further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments).

             (b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay Loans and/or reduce Commitments as set forth in Section 2.16(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within two hundred seventy days of receipt thereof in the repair, restoration or replacement of the applicable assets thereof, or in long term productive assets of the general type used in the business of Holdings and its Subsidiaries with the consent of Administrative Agent, such consent not to be unreasonably withheld; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments);provided, further, if a Default subject to a cure period under Section 8.1(e) has occurred, but such cure period has not yet expired, then (i) until the
earlier of (x) the cure of the Default  or  (y)  the  expiration   of   such
cure period, all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Revolving Loans (without a reduction in Revolving Commitments) and, to the extent of any excess, held for the benefit of the Lenders under arrangements reasonably satisfactory to Administrative Agent, and (ii) upon the expiration of such cure period, unless the Default has been cured, all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Indebtedness in accordance with the requirements of Section 2.16(b).

             (c)    Issuance of Equity Securities.  On  the  date of receipt by
Holdings or any of its Subsidiaries after the Effective Date of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Holdings or any of its Subsidiaries (other than pursuant to any employee stock or stock option compensation plan), to the extent such proceeds are not used to pay Permitted Acquisition Expenses or, solely in the case of proceeds from Additional Sponsor Equity, Consolidated Capital Expenditures, Company shall prepay Loans and/or reduce Commitments as set forth in Section 2.16(b) in an aggregate amount equal to 75% of such remaining proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable fees and expenses of professional advisors; provided, during any period in which the Leverage
Ratio (determined for any such period by reference to the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Leverage Ratio) shall be 4.25:1.00 or less, Company shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 50% of such net proceeds.

             (d) Issuance of Debt. On the date of receipt by Holdings or any of its Subsidiaries after the Closing Date of any Cash proceeds from incurrence of any Indebtedness of Holdings or any of its Subsidiaries other than with respect to any Indebtedness permitted to be incurred pursuant to
Section 6.1, excluding Section 6.1(c)(ii), Company shall prepay Loans and/or reduce Commitments as set forth in Section 2.16(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

             (e)    Consolidated  Excess  Cash  Flow.   In the event that there
shall be Consolidated Excess Cash Flow for any Fiscal Year, Company shall, no later than ninety days after the end of such Fiscal Year, prepay Loans and/or reduce Commitments as set forth in Section 2.16(b) in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; provided, (i) for any Fiscal Year in which the Leverage Ratio (determined for any such Fiscal Year by reference to the most recent applicable Compliance Certificate delivered pursuant to Section 5.1(d)) is less than 4.25:1.00 but equal to or greater than 3.25:1.00, Company shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 50% of such Consolidated Excess Cash Flow and (ii) for any Fiscal Year in which the Leverage Ratio (determined for any such Fiscal Year by reference to the most recent applicable Compliance Certificate delivered pursuant to Section 5.1
(d)) is less than 3.25:1.00, Company shall only be required to make the prepayments and/or reductions otherwise required hereby in an amount equal to 25% of such Consolidated Excess Cash Flow.

             (f) Revolving Loans. Company shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

             (g) Prepayment Certificate. Concurrently with any prepayment of Loans and/or reduction of Commitments pursuant to Sections 2.15(a) through 2.15(e), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

       2.16. APPLICATION OF PREPAYMENTS/REDUCTIONS.

             (a) Application of Voluntary Prepayments by Class of Loans. Any prepayment of any Loan pursuant to Section 2.14(a) shall be applied as follows:

                    first, to repay outstanding Swing Line Loans to the full extent thereof; and

                    second, as between outstanding Revolving Loans, Term Loans and Incremental Term Loans, as Company may direct.

             Any prepayment of any Term Loan or Incremental Term Loan pursuant to Section 2.14(a) shall be further applied on a pro rata basis to reduce the scheduled remaining installments of principal.

             (b) Application of Mandatory Prepayments by Class of Loans. Any amount required to be paid pursuant to Sections 2.15(a) through 2.15(e)shall be applied as follows:

                    first, to prepay Term Loans and Incremental Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof);

                    second, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Commitments by the amount of such prepayment;

                    third, to pay outstanding reimbursement obligations with respect to drawn Letters of Credit;

                    fourth, to prepay Revolving Loans to the full extent thereof and to permanently reduce the Revolving Commitments by the amount of such prepayment;

                    fifth, to cash collateralize Letters of Credit and to further permanently reduce the Revolving Loan Commitments by the amount of such cash collateralization; and

                    sixth,   to   further   permanently  reduce  the  Revolving
       Commitments.

             (c)    [Intentionally omitted.]

             (d) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Type of Loan being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.19(c).

       2.17. GENERAL PROVISIONS REGARDING PAYMENTS.

             (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

             (b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

             (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

             (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

             (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

             (f) Company hereby authorizes Administrative Agent to charge Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

             (g) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of
(i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business
Day) at the rate determined pursuant to Section 2.9 from the date such amount was due and payable until the date such amount is paid in full.

             (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 6.5 of the Pledge and Security Agreement.

       2.18. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

 2.19. MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

             (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and reasonable means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

             (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation

Notice, Company shall have the option, subject to the provisions of Section 2.19(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.19(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

             (c)    Compensation for Breakage or Non-Commencement  of  Interest
Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan (including, without limitation, pursuant to Section 2.14 hereof); or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company.

             (d)    Booking of Eurodollar Rate  Loans.   Any  Lender  may make,
carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

             (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.19 and under Section 2.20 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.19 and under Section 2.20.

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       2.20. INCREASED COSTS; CAPITAL ADEQUACY.

             (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.21, in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Tax) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.20(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

             (b)    Capital  Adequacy Adjustment.  In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not

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having the force  of  law)  of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.20(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

       2.21. TAXES; WITHHOLDING, ETC.

             (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than any Excluded Tax) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

             (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) except with respect to any Excluded Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax

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

which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority, provided, however, that no additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the Lender Effective Date in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the Lender Effective Date in respect of payments to such Lender.

             (c) Evidence of Exemption From U.S. Withholding Tax. Except to the extent such deliveries have already been made by any Lender pursuant to the Original Agreement or the Existing Agreement and such previously delivered forms continue to be accurate, (i) each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue
Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof on the Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), upon designation of a new lending office, and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code, or regulations or administrative pronouncements promulgated thereunder, and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents; (ii) each Lender that is a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes, and that is not a person which the Company is entitled to treat as an "exempt recipient" (as such term is defined in Section 1.6049-4(c)(ii) of the United States Treasury Regulations) without receiving a certificate from such person (under current law, including, but not limited to any person whose name includes the terms "Incorporated", "Inc.", "Corporation", "Corp.", "P.C.", "insurance company", "indemnity company", "reinsurance company", "assurance company", "bank", "savings and loan association", "buildings and loan association", "homestead association", "credit union" or "industrial loan association" and their permitted foreign language equivalents, and any entity that is generally known in the investment community to be registered at all times during the taxable year under the Investment Company Act of 1940) (a "US Lender") shall deliver to the Administrative Agent for transmission to the Company, on or prior to the Effective Date (in the case of each US Lender listed on the signature pages hereof, on the Effective Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a US Lender (in the case of each other US Lender), and at such other times as may be necessary in the determination of the Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal

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Revenue Service Form W-9 (or any successor forms), properly completed  and duly executed by such US Lender, and such other documentation reasonably requested by the Company, to establish that such US Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such US Lender of principal, interest, fees or other amounts payable under any of the Credit Documents; or (iii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation reasonably requested by Company or Administrative Agent to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.21(c) hereby agrees, from time to time after the initial time for delivery or potential delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), or a Certificate re Non-Bank Status (or any successor forms) and two original copies of Internal Revenue Service Form W-8 or two original copies of Internal Revenue Service Form W-9, as the case may be (or any successor forms),
properly   completed  and  duly  executed  by  such  Lender,  and  such   other
documentation reasonably requested by Company or Administrative Agent to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any U.S. Lender or Non-US Lender under Section 2.21(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred
to  in  the  second   sentence   of  this  Section 2.21(c),  or  (2) to  notify
Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender
shall   have   satisfied  the  requirements  of  the  first  sentence  of  this
Section 2.21(c) on the Effective Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.21(c) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.20(a) or Section 2.21(b) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein. Each US Lender and Non-US Lender hereby agrees to indemnify and hold harmless the Company from and against any Taxes imposed on or behalf of the United States or any taxing jurisdiction thereof, and any interest, penalties or additions thereto, or costs incurred in connection therewith,

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incurred or payable by the Company as a result of the failure of the Company to comply with its obligations to deduct or withhold any Taxes imposed by or on behalf of the United States or any taxing jurisdiction thereof from any payments made pursuant to this Agreement to such US Lender, Non-US Lender or the Administrative Agent, which failure resulted from the Company's reliance on any form, statement, certificate or other information provided to it by such Lender pursuant to this Section 2.21 or by reason of such Lender being a "conduit entity" within the meaning of U.S. Treasury Regulation Section 1.881-3 (or any applicable successor provision).

       2.22. OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Commitments, Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.19, 2.20 or 2.21, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Commitments, Loans and Letters of Credit, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.19, 2.20 or 2.21 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.22 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.22 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

       2.23. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender, at the direction or request of any regulatory agency or authority, defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving Loan under Section 2.3(b)(iv) or its portion of any unreimbursed payment under Section 2.4(e) (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the

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time of making such voluntary prepayment, be applied to the Revolving  Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.11 with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and
(d) the   Total  Utilization  of  Revolving  Commitments  as  at  any  date  of determination  shall  be calculated as if such Defaulting Lender had funded all
Defaulted Loans of such  Defaulting  Lender.   No  Revolving  Commitment of any
Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.23, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this
Section 2.23.  The rights and remedies against a Defaulting  Lender  under this
Section 2.23 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

       2.24. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or such Lender becomes entitled to receive payments under
Section 2.20 or 2.21, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to (i) withdraw such notice or
(ii) waive in writing the right to receive the applicable payments, in each of cases (i) and (ii), within five Business Days after Company's request for such withdrawal or waiver; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender,

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Defaulting Lender or Non-Consenting  Lender  (the "TERMINATED LENDER"), Company
may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of
Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.12; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to
Section 2.19, 2.20 or 2.21 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Company may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.


SECTION 3.     CONDITIONS PRECEDENT

       3.1. CLOSING DATE. The obligation of any Lender to make a Credit Extension under the Original Agreement on the Closing Date was subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date. Solely for purposes of the historical conditions set forth in this Section 3.1, capitalized terms used in this Section 3.1 and defined in the Original Agreement shall have the meanings specified in the Original Agreement as applicable as of the Closing Date.

             (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

             (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior

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thereto; (ii) signature and incumbency certificates  of  the  officers  of such
Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and
(v) such other documents as Administrative Agent may reasonably request in writing.

             (c) Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, both before and after giving effect to the Merger, shall be as set forth on Schedule 4.2.

             (d)    Issuance of Senior Subordinated  Notes.   On  or before the
Closing Date:

                    (i) Company shall have received the gross proceeds from the issuance of the Senior Subordinated Notes in an aggregate amount in cash of not less than $250,000,000;

                    (ii) Company shall have delivered to Agents complete, correct and conformed copies of the Senior Subordinated Note Documents; and

                    (iii) Company shall have provided evidence satisfactory to Agents that the proceeds of Senior Subordinated Notes have been irrevocably committed, prior to the application of the proceeds of the Term Loans to be made on the Closing Date, to the payment of the Merger Financing Requirements (subject to the concurrent consummation of the Merger).

             (e) Equity Financing. On or before the Closing Date, Company shall have provided evidence satisfactory to Agents that the proceeds of the Equity Financing have been irrevocably committed, prior to the application of the proceeds of the Term Loans to be made on the Closing Date, to the payment of the Merger Financing Requirements (subject to the concurrent consummation of the Merger).

             (f)    Related Agreements.  Syndication Agent shall have  received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, together with copies of any opinions of counsel delivered to the parties under the Related Agreements, accompanied by a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders. Each Related Agreement shall be in full force and effect and no provision thereof

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shall have been modified or waived  in  any  respect  determined by Syndication
Agent to be material, in each case without the consent of Syndication Agent.

             (g) Consummation of Merger and Other Transactions. (i) All conditions to the Merger set forth in Article VIII of the Merger Agreement and related documents shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Syndication Agent; (ii) the Merger shall have become effective in accordance with the terms of the Merger Agreement; (iii) the other conditions set forth in
Schedule 1.1 shall have been satisfied; and (iv) the Merger Financing Requirements shall not exceed $848,800,000.

             (h)    Existing Guaranty Obligations.   Except  as  set  forth  on
Schedule  6.1(g), on the Closing Date, Holdings and its Subsidiaries shall have
(i) extinguished  all guaranty obligations of Company and its Subsidiaries, and
(ii) made arrangements satisfactory to Syndication Agent and Administrative Agent with respect to the cancellation of any letters of credit outstanding to support the obligations of Holdings and its Subsidiaries with respect thereto.

             (i) Existing Indebtedness. Except as set forth on Schedule 6.1(g), on the Closing Date, Holdings and its Subsidiaries shall have
(i) repaid in full all of their Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Syndication Agent and Administrative Agent all documents or instruments necessary to release all Liens securing any Indebtedness (other than in respect of Surviving Indebtedness) of any of them or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Syndication Agent and Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Holdings and its Subsidiaries with respect thereto.

             (j)    Transaction Costs.   On  or  prior  to  the  Closing  Date,
Company shall have delivered to Administrative Agent Company's reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

             (k) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and the Related Agreements and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent, except for such registrations, consents, approvals, notices or actions the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof and no action, request for

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stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

             (l) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in each Material Real Estate Asset, Collateral Agent shall have received from Company and each applicable Guarantor:

                    (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable
       jurisdictions,   encumbering   each   Real   Estate   Asset   listed  in
       Schedule 3.1(l) (each, a "CLOSING DATE MORTGAGED PROPERTY'');

                    (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

                    (iii) in the case of each Leasehold Property that is a Closing Date Mortgaged Property, (1) a Landlord's Consent, Estoppel Certificate and Amendment and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest;

                    (iv) (A) ALTA mortgagee title insurance policies (or other policies available in such state and reasonably satisfactory to Collateral Agent) or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Closing Date Mortgaged Property (each, a "TITLE POLICY"), in amounts not less than the fair market value of each Closing Date Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records;

                    (v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates

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       in the National Flood Insurance Program, in each case in compliance with any applicable regulations  of  the  Board  of  Governors of the Federal
       Reserve System, in form and substance reasonably satisfactory to Collateral Agent;

                    (vi) ALTA/ACSM surveys (or any other surveys available in such state and reasonably satisfactory to Collateral Agent) of all Closing Date Mortgaged Properties, certified to Collateral Agent and dated not more than thirty days prior to the Closing Date and in form and substance reasonably satisfactory to Collateral Agent.

                    (vii) fully executed UCC-1 fixture filings for filing in each location Collateral Agent reasonably determines to be appropriate; and

                    (viii)an appraisal of each Closing Date Mortgaged Property in form and substance reasonably acceptable to Collateral Agent.

             (m) Other Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the Collateral (other than Real Estate Assets), Collateral Agent shall have received:

                    (i) evidence satisfactory to the Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein).

                    (ii) A completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person reasonably satisfactory to Collateral Agent, of all effective UCC financing statements made with respect to any property, the creation of security interests in which is governed by the UCC, of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements disclosed in such search (other than any such financing statements in respect of Permitted Liens); and

                    (iii) opinions of counsel (which counsel shall reasonably be satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any such Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent.

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             (n)    Collateral  Matters.   Each of the Administrative Agent and
the Collateral Agent shall have received evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

             (o) Financial Statements; Projections. Lenders shall have received from Holdings (i) the Historical Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Merger, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent and Syndicated Agent, (iii) the Projections, and (iv) if the Closing Date has not occurred on or prior to August 15, 2002, a certificate of the Chief Financial Officer of Holdings certifying that the Consolidated Adjusted EBITDA for the four Fiscal Quarters ended on June 30, 2002 is not less than $114.2 million determined on a pro forma basis after giving effect to the Merger, the related financings and the other transactions contemplated by the Related Agreements to occur on or prior to the Closing Date.

             (p) Evidence of Insurance. Each of Syndication Agent and Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Administrative Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

             (q) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Fried, Frank, Harris, Shriver & Jacobson, counsel for Credit Parties, in the form of Exhibit D and as to such other matters as Administrative Agent or Syndication Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to each of Administrative Agent and Syndication Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

             (r) Opinions of Counsel to Syndication Agent. Lenders shall have received originally executed copies of one or more favorable written opinions of Sullivan & Cromwell, counsel to Syndication Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to each of Syndication Agent and Administrative Agent.

             (s)    Fees.   Company  shall  have  paid  to the Agents, the fees
payable on the Closing Date referred to in Section 2.11(e).

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             (t)    Solvency Certificate; Solvency Appraisal.   On  the Closing
Date, Syndication Agent and Administrative Agent shall have received (i) a Solvency Certificate from the Chief Financial Officer of Holdings on behalf of
Company   and  (ii) an  opinion  from  an  independent   valuation   consultant
satisfactory to Syndication Agent and Administrative Agent, each dated the Closing Date and addressed to Syndication Agent, Administrative Agent and Lenders, and in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, with appropriate attachments and demonstrating that after giving effect to the consummation of the Merger, the related financings and the other transactions contemplated by the Related Documents to occur on or prior to the Closing Date, Company and its Subsidiaries are and will be Solvent.

             (u)    Closing Date Certificate.   Holdings and Company shall have
delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

             (v) Closing Date. Lenders shall have made the Term Loan to Company on or before August 31, 2002.

             (w) No Litigation. The representations and warranties set forth in Sections 4.13 and 6.4 of the Merger Agreement (subject to the exemptions and qualifications set forth therein) shall be true and correct as of the Closing Date or compliance therewith as of the Closing Date shall have been waived with the prior approval of Syndication Agent and Administrative Agent.

             (x) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

       3.2.  CONDITIONS TO EACH CREDIT EXTENSION.

             (a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Effective Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

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                    (i)   Administrative  Agent  shall  have  received  a fully
       executed and delivered Funding Notice or Issuance Notice, as the case may be;

                    (ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

                    (iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                    (iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

                    (v) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit; and

                    (vi) in the case of a Revolving Loan used in connection with the financing of a Permitted Acquisition (other than a Revolving Loan on the Landis Acquisition Closing Date in an aggregate principal amount not to exceed $10,000,000 used to pay Landis Acquisition Financing Requirements), if (A) the aggregate amount of Permitted Acquisition Expenses exceeds $10,000,000 or (B) the aggregate amount of Permitted Acquisition Expenses for Permitted Acquisitions for the previous four Fiscal Quarters (together with any Permitted Acquisition agreed to and not yet consummated) exceeds $20,000,000, then the Chief Financial Officer of Holdings shall have delivered a Compliance Certificate representing and warranting and otherwise demonstrating to the satisfaction of Administrative Agent that, as of such Credit Date, the Leverage Ratio as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to Section 5.1(b), determined on a pro forma basis in accordance with Section 6.8(d) after giving effect to the proposed Credit Extension, shall not exceed 5.00:1.00 in respect of Fiscal Quarters ending on or prior to December 25, 2004; and (iii) 4.75:1.00 in respect of subsequent Fiscal Quarters.

             Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party

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confirming  the  satisfaction  of  any of the foregoing if, in the  good  faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

             (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to
Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

       3.3. CONDITIONS TO EFFECTIVENESS. This Agreement and the obligation of each Term Loan Lender to make a Term Loan in the amount of such Lender's Term Loan Commitment as set forth in Annex A-1 of this Agreement on the Effective Date shall become effective on August [ ], 2004 (the "EFFECTIVE DATE") only upon:

             (a) the execution and delivery of counterpart signature pages hereto by (i) Term Loan Lenders holding 100% of the Term Loan Commitments, and Lenders having Revolving Exposure as of the date hereof in excess of 50% the aggregate Revolving Exposure of all Lenders and (ii) each Credit Party;

             (b)    the satisfaction of the conditions precedent  set  forth in
Section 3.2 in respect of the making of the Term Loans on the Effective Date.

             (c) opinion of Fried Frank Harris Shriver & Jacobson LLP in respect of this Agreement; and

             (d) payment on or before the Effective Date of all fees to Agents referred to in Section 2.12(e).

             If for any reason this Agreement does not become effective by 11:59 p.m. on the Effective Date, this Agreement shall be void ab initio and the Existing Agreement shall continue in full force and effect in accordance with its terms;

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       3.4.  EFFECT  OF  AGREEMENT ON OTHER CREDIT DOCUMENTS.  By its signature on this Agreement, each Credit Party acknowledges and agrees that this Agreement is a valid amendment of the Existing Agreement made in accordance with the terms thereof and binding against such Credit Party and that each Credit Document (other than this Agreement) shall continue to be valid and binding against such Credit Party and its assets and properties as of and after the Effective Date (with any references to the Existing Agreement in any such Credit Document construed as references to this Agreement).


SECTION 4.     REPRESENTATIONS AND WARRANTIES

             In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Effective Date and on each Credit Date, that the following statements are true and correct, except to the extent any representation or warranty relates to a specific date, in which case such statement shall be true and correct as of such specific date.

       4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not reasonably be expected to have, a Material Adverse Effect.

       4.2. CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Effective Date.

       4.3. DUE AUTHORIZATION. The transactions contemplated by the Credit Documents are within the corporate powers of each Credit Party and the execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

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       4.4.  GUARANTOR  SUBSIDIARIES.  Schedule 4.4 correctly sets forth, as of the Effective Date, all of Company's Guarantor Subsidiaries who are parties to this Agreement.

       4.5. NO CONFLICT. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not
(a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
(b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties) except to the extent that the creation or imposition of any such Liens, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

       4.6. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for such registrations, consents, approvals, notices or actions the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

       4.7. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

       4.8.  HISTORICAL  FINANCIAL   STATEMENTS.    The   Historical  Financial
Statements  were prepared in conformity with GAAP and fairly  present,  in  all

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material respects,  the  financial  position,  on  a consolidated basis, of the
Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Effective Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.

       4.9. PROJECTIONS. On and as of the Effective Date, the Projections of Holdings and its Subsidiaries for the period beginning with Fiscal Year 2003 through and including Fiscal Year 2010 (the "PROJECTIONS") are based on good faith estimates and reasonable assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Effective Date, management of Holdings believed that the Projections were reasonable and attainable.

       4.10. NO MATERIAL ADVERSE CHANGE. Since December 27, 2003, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a continuing Material Adverse Effect.

       4.11. ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

       4.12. PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3, all material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

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       4.13. PROPERTIES.

             (a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.8 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business of Company and its Subsidiaries or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

             (b) Real Estate. As of the Effective Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and
(ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

       4.14. ENVIRONMENTAL  MATTERS.   Except  as  set  forth on Schedule 4.14,
(i) neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity, (ii) there are and, to each of Holdings' and its Subsidiaries' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries, (iii) neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. {section} 9604) or any comparable state law, in each of cases
(i), (ii) and (iii) that, if resolved adversely, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any applicable Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or

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in the aggregate  has  had, or could reasonably be expected to have, a Material
Adverse Effect, other than the events and conditions described on Schedule 4.14 as existing on or prior to the Effective Date.

       4.15. NO DEFAULTS. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

       4.16. GOVERNMENTAL REGULATION. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

       4.17. MARGIN STOCK. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

       4.18. EMPLOYEE MATTERS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

       4.19. EMPLOYEE  BENEFIT  PLANS.   Except  as,  individually  or  in  the
aggregate, could not reasonably be expected to have a Material  Adverse Effect,

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(i) Holdings,  each  of  its  Subsidiaries  and each of their respective  ERISA
Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan, (ii) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, (iii) no liability to the PBGC (other than required premium payments) has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates,
(iv) no  ERISA  Event  has  occurred  or  is reasonably expected to occur,  and
(v) Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.)

       4.20. SOLVENCY. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made and after giving effect to the provisions of Section 7.2, will be, Solvent.

       4.21. [Intentionally Omitted]

       4.22. COMPLIANCE WITH STATUTES, ETC. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

       4.23. DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby at the time such representation or warranty is made contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual

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results during the period or periods covered by any such projections may differ
materially from the  projected  results.   There  are  no facts known (or which
should upon the reasonable exercise of diligence be known) to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


SECTION 5.     AFFIRMATIVE COVENANTS

             Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

       5.1.  FINANCIAL STATEMENTS AND OTHER REPORTS.   Holdings will deliver to
Administrative Agent and Lenders:

             (a) Monthly Reports. Solely to the Administration Agent, (and to other Lenders upon request) as soon as available, and in any event within 30 days after the end of each month ending after the Closing Date, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

             (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to sales and EBITDA, statements of income, consolidating) statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

             (c)    Annual Financial Statements.  As soon as available,  and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries

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as at the end of  such  Fiscal  Year  and  the  related  consolidated (and with respect to sales, EBITDA and statements of income, consolidating) statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial
statements,   in   reasonable   detail,   together  with  a  Financial  Officer
Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together (to the extent not inconsistent with the pronouncements of the Institute of Certified Public Accountants and FASB) with a written statement by such independent certified public accountants stating whether, in connection with their audit examination, any failure to comply with the terms, covenants, provisions or conditions of Article 5 or Article 6 (insofar as they relate to the accounting matters) has come to their attention and, if such a failure to comply has come to their attention, specifying the nature and period of existence thereof;

             (d)    Compliance Certificate.   Together  with  each  delivery of
financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

             (e)    Statements of Reconciliation  after  Change  in  Accounting
Principles.   If,  as  a  result  of  any  change  in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more a statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

             (f) Notice of Default. Promptly upon any Authorized Officer of Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Company with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any events or changes that have caused or evidence, individually

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or in the aggregate, a Material Adverse Effect, a certificate of its Authorized
Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

             (g) Notice of Litigation. Promptly upon any Authorized Officer of Holdings or Company obtaining knowledge of (i) the institution of, or non-frivolous written threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding, in each of the cases (i) or (ii) which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may reasonably be available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;

             (h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and
(ii) upon request in writing, with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan;
(2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

             (i) Financial Plan. As soon as practicable and in any event no later than thirty (30) days prior to the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with a statement of forecasted compliance with the financial covenants in Section 6.8 (including estimates of the information required in Annex A to the form of Compliance Certificate attached hereto) for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of each such Fiscal Year, together, in each cases
(i) and (ii), with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents;

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             (j)    Insurance Report.  As  soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

             (k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Holdings or Company;

             (l)    Environmental Disclosure.   The  materials  and information
required to be delivered under Section 5.9(a), as and when required;

             (m) Information Regarding Collateral. Information required to be delivered pursuant to Section 3.1(c) of the Pledge and Security Agreement.

             (n)    Other Information.  Promptly upon their becoming available,
(i) copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (B) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (C) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (ii) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may reasonably be requested by Administrative Agent or any Lender.

       5.2. EXISTENCE. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

       5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly

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instituted  and  diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

       5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

       5.5. INSURANCE. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) first party, property coverage insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Administrative Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent, on behalf of Lenders as the loss payee thereunder and provides for at least 30 days' prior written notice to Administrative Agent of any modification or cancellation of such policy.

       5.6. INSPECTIONS. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent or Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect and copy its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. If such visit and inspection occurs at a time when no Default or Event of Default has occurred and is continuing, such visit and inspection shall be at the expense of such

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Lender  and,  if such visit and inspection occur at a time when  a  Default  or
Event of Default  has  occurred  and  is  continuing, such visit and inspection
shall be paid by Company pursuant to Section  10.2.   By  this  provision, each
Credit Party authorizes its independent public accountants to discuss the affairs, finances and accounts of such Credit Party and its Subsidiaries, provided, such Credit Party may, if its so chooses, be present and participate in any such discussion.

       5.7. LENDERS MEETINGS. Holdings and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

       5.8. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

       5.9.  ENVIRONMENTAL.

             (a) Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders the following information and materials, in each case to the extent that they relate to circumstances that, individually or in the aggregate, could reasonably be expected to have a Material Adverse
Effect:

                    (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                    (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any remedial action taken by Holdings or any other Person in response to any Hazardous Materials Activities and (C) Holdings or Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                    (iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any

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       and  all written communications with respect to  (A)  any  Environmental
       Claims (B) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (C) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

                    (iv)  prompt written notice describing in reasonable detail
       (A) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims or affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all Governmental Authorizations required under any Environmental Laws for their respective operations and (B) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws; and

                    (v) with reasonable promptness, such other documents and information as from time to time may reasonably be requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

             (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, in each of cases (i) and (ii) where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

       5.10. SUBSIDIARIES. In the event that any Person becomes a Domestic Subsidiary of Company, whether pursuant to a Permitted Acquisition or otherwise, Company shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a party to the Intercompany Subordination Agreement and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart
Agreement, (b) promptly cause each Person holding Capital Stock of such Domestic Subsidiary (whether or not a Credit Party) to take all of the actions necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent for the benefit of the Secured Parties under the Pledge and Security Agreement in respect of all such Capital Stock and (c) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(l), 3.1(m), 3.1(n) and 3.1(p) in respect of any Collateral required to be secured for the benefit of Secured Parties under the Pledge and Security Agreement. In the event that any Person becomes a Foreign Subsidiary of Company, and Capital Stock of such Foreign Subsidiary is

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directly owned by Company or by any Domestic  Subsidiary  of  Company,  Company
shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in
Section 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent for the benefit of Secured Parties under the Pledge and Security Agreement in such Capital Stock. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and
4.2 for all purposes hereof.

       5.11. ADDITIONAL MATERIAL REAL ESTATE ASSETS. In the event that any Credit Party acquires a Material Real Estate Asset or any Real Estate Asset becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset or upon any Real Estate Asset becoming a Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(l), 3.1(m) and 3.1(n) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Company shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

       5.12. INTEREST RATE PROTECTION. As soon as reasonably practicable, and in any event no later than 120 days following the Closing Date and at all times thereafter, Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term of not less than two years and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component of the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of Consolidated Total Debt (excluding any Revolving Loans) outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) at a rate and on terms satisfactory to the Syndication Agent.

       5.13. FURTHER ASSURANCES. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit

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Documents.  In furtherance and not in  limitation of the foregoing, each Credit
Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings, and its Subsidiaries and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

       5.14. [Intentionally omitted.]


SECTION 6.     NEGATIVE COVENANTS

             Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

       6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

             (a)    the Obligations;

             (b)    (i) Indebtedness of any Guarantor Subsidiary to Company  or
to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary; provided, (A) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (B) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms and conditions of the applicable promissory notes or the Intercompany Subordination Agreement, and (C) any payment by any Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any such Indebtedness owed by such Guarantor Subsidiary to Company or to any of its Guarantor Subsidiaries for whose benefit such payment is made; (ii) Indebtedness of any Foreign Subsidiary to Company or any Guarantor Subsidiary, provided, (A) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (B) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms and conditions of the applicable promissory notes or an Intercompany Subordination Agreement;
(iii) Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary and (iv) Indebtedness between Company and Holdings arising as a result of Restricted Junior Payments permitted under Section 6.5(d);

             (c)    Company  and  its  Guarantor  Subsidiaries  may become  and
remain  liable  with  respect  to   Senior  Subordinated  Notes in an aggregate

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principal amount not to exceed $440,000,000 at any time outstanding  under  the
Senior Subordinated Note Indenture; additional Subordinated Indebtedness the proceeds of which (net of reasonable costs and expenses associated therewith) are used to repay the Loans pursuant to Section 2.15(d), provided, the terms and conditions of such Subordinated Indebtedness (including the terms and conditions of any guarantees of or other credit support for such Indebtedness) are not less favorable in any material respect to Company and its Subsidiaries, the Agents or the Lenders than the terms and conditions of the Senior Subordinated Notes; and extensions, renewals, refinancings or replacements of the Subordinated Indebtedness permitted under clauses (i) and (ii), provided,
such  extensions, renewals, refinancings or  replacements   are  on  terms  and
conditions (including the terms and conditions of any guarantees of or other credit support for such Indebtedness) not less favorable in any material respect to Company and its Subsidiaries, the Agents or the Lenders than the terms and conditions of the Indebtedness being extended, renewed, refinanced or replaced, do not add as an obligor any Person that would not have been an obligor under the Indebtedness being extended, renewed, replaced or refinanced, do not result in a greater principal amount or shorter remaining average life to maturity than the Indebtedness being extended, renewed, replaced or refinanced and are not effected at any time when a Default or Event of Default has occurred and is continuing or would result therefrom;

             (d) Indebtedness in respect of (i) netting services, overdraft protections and otherwise in connection with endorsements of checks and other negotiable instruments and deposit accounts incurred in the ordinary course of business; (ii) workers' compensation claims, self-insurance obligations, performance, surety, release, appeal and similar bonds and completion guarantees incurred in the ordinary course of business of Company and its Subsidiaries and any reimbursement obligations in respect of the foregoing; and
(iii) indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by Company and its Subsidiaries in connection with an Asset Sale or sale of Capital Stock of Holdings otherwise permitted under this Agreement;

             (e) guaranties in the ordinary course of business of Company and its Subsidiaries of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

             (f)    guaranties  by  Holdings  or Company of Indebtedness  of  a
Guarantor Subsidiary or guaranties by a Subsidiary of Company of Indebtedness of Company or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

             (g) Indebtedness described in Schedule 6.1(g), and not exceeding the aggregate principal amount indicated therein (the "SURVIVING INDEBTEDNESS") and, solely in the case of the Surviving Capital Leases and Surviving IRBs, any extensions, renewals, refinancings or replacements thereof, provided, such extensions, renewals, refinancings or replacements (i) are on terms and conditions (including the terms and conditions of any guarantee or

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other credit support for such Indebtedness) not less favorable in any  material respect to Company and its Subsidiaries, the Agents or the Lenders than the terms and conditions of the Indebtedness being extended, renewed, refinanced or replaced, (ii) do not add as obligor any Person that would not have been an obligor under the Indebtedness being extended, renewed, replaced or refinanced,
(iii) do not result in a greater principal amount or shorter remaining average life to maturity than the Indebtedness being extended, renewed, replaced or refinanced and (iv) are not effected at any time when a Default or Event of Default has occurred and is continuing or would result therefrom;

             (h) Indebtedness with respect to Capital Leases (in addition to any Surviving Capital Leases), including Capital Leases acquired in connection with Permitted Acquisitions, in an aggregate amount at any time outstanding after the Effective Date not to exceed the sum of $40,000,000;

             (i) Indebtedness of Foreign Subsidiaries (to Persons other than Company or its Subsidiaries) in an aggregate amount not to exceed $25,000,000 at any time outstanding;

             (j) purchase money Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding (excluding any such Indebtedness of a Person acquired in connection with a Permitted Acquisition); provided, any such Indebtedness (i) shall be secured only by assets acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not less than 90% of the aggregate consideration paid with respect to such asset;

             (k) (i) Indebtedness (other than Capital Leases) of any Person (other than Landis or any Subsidiary of Landis) that becomes a Guarantor Subsidiary after the date hereof pursuant to a Permitted Acquisition (including purchase money Indebtedness of such Person), which Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary; and (ii) any extensions, renewals, refinancings or replacements of such Indebtedness which extensions, renewals, refinancings or replacements (A) are on terms and conditions (including the terms and conditions of any guarantee or other credit support for such Indebtedness) not less favorable in any material respect to Company and its Subsidiaries or the Lenders than the terms and conditions of the Indebtedness being extended, renewed, refinanced or replaced and, (B) do not add as obligor any Person that would not have been an obligor under the Indebtedness being extended, renewed, replaced or refinanced, (C) do not result in a greater principal amount or shorter remaining average life to maturity than the Indebtedness being extended, renewed, replaced or refinanced and (D) are not effected at any time when a Default or Event of Default has occurred and is continuing or would result therefrom; provided, the aggregate amount of Indebtedness described in clauses (i) and (ii) does not exceed $10,000,000 at any time outstanding;

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             (l)    Indebtedness with respect to Financial Hedge Agreements;

             (m) senior unsecured Indebtedness of Holdings to rank pari passu with Holdings' Obligations under its Guaranty, in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; provided, the Administrative Agent is satisfied that the terms and conditions of such Indebtedness (A) provide that there shall be no payment (whether in Cash or other assets or property, other than payments-in-kind) of principal, interest, fees, expenses or other amounts by Holdings out of the assets or estate of Holdings or any of its Subsidiaries (other than as a consequence of any acceleration or event of default) at any time prior to the payment in full of the Obligations, (B) do not create rights or remedies enforceable against Company or any of its Subsidiaries, (C) do not provide for covenants, restrictions or limitations on Holdings in respect of Company and its Subsidiaries, or Events of Default relating to Company and its Subsidiaries, in each case, that are more restrictive in any material respect than the analogous provisions of the Senior Subordinated Notes and (D) provide for a final maturity after the final maturity of any Loan then outstanding or committed to be lent hereunder; provided, further, 100% of the proceeds of such Indebtedness (net of reasonable costs and expenses associated therewith, including reasonable fees and expenses of professional advisors) are contributed as equity capital to Company;

             (n) other Indebtedness of Holdings and its Guarantor Subsidiaries, which is unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent in an aggregate amount not to exceed $10,000,000 at any time outstanding; and

             (o) Incremental Term Loans; provided, that the average weighted maturity of Incremental Term Loans, on an aggregate basis, shall not be less than the remaining term of the Term Loan at any time.

       6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

             (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

             (b) Liens for Taxes or Liens imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code, in each case, if the underlying obligations are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

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             (c)    statutory  Liens  of  landlords, banks (including rights of
set-off),   carriers,   warehousemen,   mechanics,   repairmen,   workmen   and
materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business of Company and its Subsidiaries (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

             (d) Liens incurred in the ordinary course of business of Company and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

             (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities affecting any Real Estate Asset in title, in each case which do not and will not materially and adversely affect marketability of title or the value of such Real Estate Asset or interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

             (f) any interest or title in real estate or improvements of a lessor or sublessor, but only as a lessor, under any lease of real estate permitted hereunder;

             (g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

             (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of Company and its Subsidiaries;

             (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

             (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

             (k) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

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             (l)    Liens  described  in  Schedule 6.2(l) or on a title  report delivered pursuant to Section 3.1(l)(iv)(A);

             (m) Liens securing Indebtedness permitted pursuant to Sections 6.1(j) and 6.1(k), provided, any such Lien (i) exists on the date of the applicable acquisition or, solely in the case of Indebtedness permitted in
Section 6.1(j),is created in connection with the financing of the acquisition within 180 days thereafter, (ii) solely in the case of Indebtedness permitted by Section 6.1(k), is not created in contemplation of, or in connection with, such acquisition, and(iii) applies only to the property or assets acquired;

             (n) Liens in respect of Surviving Capital Leases and Surviving IRBs and existing as of the Effective Date and any replacement Liens, provided any such replacement Lien applies only to assets and property subject to the Lien so replaced; and

             (o) other Liens on assets other than the Collateral securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

       6.3. EQUITABLE LIEN. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted by Section 6.2.

       6.4.  NO  FURTHER  NEGATIVE PLEDGES.  No Credit Party  nor  any  of  its
Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except (a) restrictions pursuant to the Credit Documents, any Subordinated Indebtedness permitted under Section 6.1(c) and any Surviving Indebtedness permitted under Section 6.1(g), provided, in the case of Subordinated Indebtedness and Surviving Indebtedness, that such restrictions are no more restrictive in any material respect than the applicable restrictions in the Senior Subordinated Note Documents; (b) customary restrictions pending a sale of property or assets permitted hereunder arising under an executed agreement in respect of such sale, provided, such restrictions relate only to the property or assets being sold; (c) customary restrictions on assignment, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business of Company and its Subsidiaries, provided, in each case, such restrictions relate only to the property subject to such leases, licenses or similar agreements; and (d) restrictions on property or assets subject to a Lien permitted under Section 6.2(m), provided, such restrictions relate only to the property or assets subject to such Lien.

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       6.5.  RESTRICTED JUNIOR PAYMENTS.  No Credit Party shall,  nor  shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment in respect of such Credit Party or Subsidiary, as applicable, except that (a) Company may make regularly scheduled payments of interest in respect of the Senior Subordinated Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Note Indenture; (b) Company may extend, renew, refinance or replace Subordinated Indebtedness to the extent permitted
under Section 6.1(c); (c) any Subsidiary  may  pay   dividends  or  make  other
distributions with respect to any class of its issued and outstanding Capital Stock or intercompany Indebtedness permitted by clauses (i) through (iii) of
Section 6.1(b); provided, any dividends and other distributions by a Subsidiary that is not Wholly-Owned (i) are paid in Cash on a pro rata basis among the holders of each applicable class of Capital Stock and (ii) are not made to any Person other than Company or its Subsidiaries at any time when a Default or Event of Default shall have occurred and be continuing or shall be caused thereby; (d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings (i) in an aggregate amount not to exceed $1,000,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses and to pay franchise taxes and other fees to maintain its corporate existence, (ii) to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries and (iii) to the extent necessary to fund Restricted Junior Payments by Holdings in accordance with clause (e) below, provided, in each of cases (i), (ii) and (iii) Holdings promptly applies the amount of any such Restricted Junior Payment for such purpose; (e) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the following additional payments may be made to holders or purchasers of Capital Stock of Holdings and its Subsidiaries: (i) Holdings may purchase its Capital Stock for Cash from present or former officers and employees of Holdings or any of its Subsidiaries in accordance with the terms of the Employee Leverage Program, Stockholder Agreements and stock option plans upon the death, disability or termination of employment of such officer or employee, provided, the aggregate amount of such Restricted Junior Payment does not exceed $3,000,000 per Fiscal Year and (ii) any Subsidiary acquired in a Permitted Acquisition may make Cash payments to redeem, retire or repurchase Capital Stock in such Subsidiary held by a minority investor permitted under clause (iii) of the definition of "Permitted Acquisition," provided, in the case of this clause (ii), the aggregate amount of all such payments by Holdings and its Subsidiaries (exclusive of amounts permitted by Section 6.5(d)) does not exceed $4,000,000 during any Fiscal Year and $12,000,000 from the Closing Date; and (f) payments of Landis Acquisition Financing Requirements as contemplated by the Landis Merger Agreement.

       6.6. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of

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Company  to (a)pay dividends or make any other distributions on  any  of  such
Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company,
(b)repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, or (c) make loans or advances to Company or any other Subsidiary of Company, provided, none of clauses (a) through (c) shall apply to (i) customary restrictions pending a sale of a Subsidiary
(or any of its property, assets or Capital Stock) permitted hereunder which restrictions arise under an executed agreement in respect of such sale and relate only to the Subsidiary being sold, (ii) restrictions imposed by applicable law, (iii) restrictions pursuant to the Credit Documents, any Subordinated Indebtedness permitted under Section 6.1(c), any Surviving Indebtedness permitted under Section 6.1(g) and Indebtedness of Foreign Subsidiaries under Section 6.1(i) and (iv) any restrictions existing on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business of Company and its Subsidiaries.

       6.7. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

             (a)    Cash and Cash Equivalents;

             (b) Investments owned as of the Closing Date in the Capital Stock of any Subsidiary;

             (c) Investments made after the Closing Date in Capital Stock or, to the extent incurred in accordance with Section 6.1(b), Indebtedness of Company or any Subsidiary, provided, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Foreign Subsidiary unless on a pro forma basis after giving effect to such Investment as of the last day of the Fiscal Quarter recently ended, Domestic Subsidiaries account for (A) at least 80% of the consolidated assets of Holdings and its Subsidiaries as of the last day of the Fiscal Quarter recently ended and (B) at least 80% of the consolidated revenues of Holdings and its Subsidiaries for the last four full Fiscal Quarters recently ended;

             (d) Investments made after the Closing Date in Joint Ventures in a business or line of business permitted for Company under Section 6.13, provided, (A) immediately prior to the making of any Investment, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (B) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations, (C) such Investment can be legally maintained, and is maintained, as Collateral (but only to the extent of Company's interest in such Joint Venture) subject to First Priority security interests on such terms and conditions as are reasonably satisfactory to Administrative Agent, and (D) the aggregate amount of all Investments in Joint Ventures pursuant to this clause (d) does not exceed $10,000,000 at any time outstanding;

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

             (e) Investments (i) in any Securities received from financially troubled account debtors in satisfaction or partial satisfaction of accounts receivable incurred in the ordinary course of business of Company and its Subsidiaries, (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business of Company and its Subsidiaries and
(iii) prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation, performance and other similar deposits made in the ordinary course of business of Company and its Subsidiaries;

             (f) Investments that constitute Restricted Junior Payments permitted under Section 6.5(e), Consolidated Capital Expenditures permitted under Section 6.8(c) and Permitted Acquisition Expenses;

             (g)    Investments existing on the Effective Date and described in
Schedule 6.7;

             (h) Investments that constitute Financial Hedge Agreements or agreements permitted under Section 6.18(b); and

             (i) other Investments (including loans and advances to officers and employees for relocation and other expenses) in an aggregate amount not to exceed $3,000,000 at any time outstanding.

       6.8.  FINANCIAL COVENANTS.

             (a) Interest Coverage Ratio. Holdings shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending on or near December 31, 2002 to be less than the correlative ratio indicated:

FISCAL QUARTER ENDING INTEREST COVERAGE RATIO
December 2002               2.00:1.00
March 2003                  2.00:1.00
June 2003                   2.00:1.00
September 2003              2.00:1.00
December 2003               2.00:1.00
March 2004                  2.00:1.00
June 2004                   2.10:1.00
September 2004              2.10:1.00
December 2004               2.15:1.00
March 2005                  2.15:1.00

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June 2005                   2.25:1.00
September 2005              2.25:1.00
December 2005               2.25:1.00
March 2006                  2.25:1.00
June  2006                  2.35:1.00
September 2006              2.35:1.00
December 2006               2.35:1.00
March 2007                  2.50:1.00
June 2007                   2.50:1.00
September 2007              2.50:1.00
December 2007               2.50:1.00
March 2008                  2.50:1.00
June 2008                   2.50:1.00
September 2008              2.50:1.00
December 2008               2.50:1.00
March 2009                  2.50:1.00
June 2009                   2.50:1.00
September 2009              2.50:1.00
December 2009               2.50:1.00
March 2010                  2.50:1.00
June 2010                   2.50:1.00

             (b) Leverage Ratio. Holdings shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending on or near December 31, 2002, to exceed the correlative ratio indicated:


FISCAL QUARTER ENDING LEVERAGE RATIO
December 2002          5.90:1.00

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March 2003             5.90:1.00
June 2003              5.90:1.00
September 2003         5.75:1.00
December 2003          5.90:1.00
March 2004             5.90:1:00
June 2004              5.75:1.00
September 2004         5.75:1.00
December 2004          5.50:1.00
March 2005             5.50:1.00
June 2005              5.50:1.00
September 2005         5.25:1.00
December 2005          5.25:1.00
March 2006             5.00:1.00
June 2006              5.00:1.00
September 2006         4.75:1.00
December 2006          4.75:1.00
March 2007             4.75:1.00
June 2007              4.50:1.00
September 2007         4.50:1.00
December 2007          4.50:1.00
March 2008             4.25:1.00
June 2008              4.25:1.00
September 2008         4.25:1.00
December 2008          4.25:1.00
March 2009             4.00:1:00
June 2009              4:00:1:00
September 2009         4.00:1.00
December 2009          4.00:1.00

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March 2010             4.00:1.00
June 2010              4.00:1.00

             (c) Maximum Consolidated Capital Expenditures. Except to the extent funded from the Cash proceeds of Additional Sponsor Equity, Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Year indicated below in an aggregate amount in excess of (i) the corresponding amount set forth opposite such Fiscal Year plus (ii) an amount equal to the Additional Net Sales for such Fiscal Year (the sum of (i) and (ii), together, the "BUDGETED AMOUNT" for such Fiscal Year) plus
(iii) if the Budgeted Amount for the immediately preceding Fiscal Year was greater than the actual amount of Consolidated Capital Expenditures made or incurred by Holdings or its Subsidiaries for such preceding Fiscal Year, an amount equal to the lesser of (A) the difference between the Budgeted Amount for such preceding Fiscal Year and the actual amount of Consolidated Capital Expenditures for such preceding Fiscal Year and (B) 50% of the Budgeted Amount for such preceding Fiscal Year:

FISCAL QUARTER ENDING CONSOLIDATED CAPITAL EXPENDITURES
2002                            $45,000,000
2003                            $50,000,000
2004                            $50,000,000
2005                            $60,000,000
2006                            $60,000,000
2007                            $60,000,000
2008                            $65,000,000
2009                            $65,000,000
2010                            $65,000,000

             (d) Certain Calculations. For purposes of determining compliance with the financial covenants set forth in this Section 6.8 and, in the case of Section 6.8(d)(ii) only, calculating the Applicable Margin in respect of Term Loans and the Leverage Ratio for purposes of compliance with
Section 2.2 (but not for purposes of determining the Applicable Margin in respect of any other Loans or the Applicable Revolving Commitment Fee Percentage),

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                    (i)   with  respect  to any period during which a Permitted
       Acquisition   or  an  Asset  Sale  has  occurred   (each,   a   "SUBJECT
       TRANSACTION"),   each of Consolidated Adjusted EBITDA, the components of
       Consolidated Cash Interest Expense and Additional Net Sales shall be calculated with respect to such period on a pro forma basis (including only Permitted Adjustments) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period);

                    (ii)  with  respect  to any period during which Company has incurred Refinancing Costs, plant shutdown costs, acquisition integration costs or Uncompleted Acquisition Costs, Consolidated Adjusted EBITDA for such period shall be increased by an amount, without duplication, equal to any such costs payable in Cash and incurred by Company during such period to the extent that such costs have reduced Consolidated Net Income for such period, provided that the aggregate amount of adjustments to Consolidated Adjusted EBITDA made pursuant to this Section 6.8(d)(ii) for any period, together with any Permitted Adjustments in respect of any Subject Transactions made pursuant to clause (ii) of the definition of Permitted Adjustments for the same period, shall not exceed 7.5% of pro forma Consolidated Adjusted EBITDA (as reformulated) for such period;

                    (iii) with respect to any period during which the proceeds of any capital contribution to, or issuance of Capital Stock of, Holdings ("EQUITY PROCEEDS") have been applied to make mandatory or voluntary prepayments of Loans, the components of Consolidated Adjusted EBITDA and Consolidated Cash Interest Expense shall be calculated with respect to such period on a pro forma basis (including only pro forma adjustments which are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with
       Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which pro forma adjustments shall be certified by the Chief Financial Officer of Holdings) using historical financial statements which shall be reformulated (after giving effect to any reformulation required under clause (i) above) as if such Equity Proceeds had been received, and applicable portion of the Loans prepaid, at the beginning of such period;

                    (iv) with respect to any period including the Fiscal Quarter ended September 30, 2002 or any prior Fiscal Quarter (each an

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

       "HISTORICAL QUARTER"),  Consolidated  Adjusted  EBITDA  and Consolidated
       Cash   Interest   Expense   shall   be  calculated  in  accordance  with
       Schedule 6.8(d); and

                    (v) proceeds of the Landis Acquisition Senior Subordinated Notes shall not be included in the determination of Consolidated Total Debt for purposes of determining compliance with this
       Section 6.8 for periods up to and including the Landis Acquisition Closing Date if all such proceeds (A) are deposited in an escrow account on the terms and conditions described in the offering circular relating to the Landis Acquisition Senior Subordinated Notes and (B)(1) are used to pay Landis Acquisition Financing Requirements on the Landis Acquisition Closing Date or (2) used to prepay the Landis Acquisition Senior Subordinated Notes if the Landis Acquisition Closing Date does not occur on or prior to May 22, 2004.


       6.9. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business of Company and its Subsidiaries) the business, property or fixed assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any business line or unit or division of any Person, except:

             (a) any Subsidiary of Holdings may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; provided, in the case of such a merger, Company or such Guarantor Subsidiary, as applicable, shall be the continuing or surviving Person;

             (b)    sales  or  other  dispositions  of  assets   that   do  not
constitute Asset Sales;

             (c) Asset Sales in respect of (i) obsolete, worn out or surplus property (including obsolete, worn out or surplus property acquired in a Permitted Acquisition), (ii) property acquired in a Permitted Acquisition which the Company or any of its Subsidiaries is legally required to divest or (iii) other property (other than current assets) the proceeds of which (valued at the principal amount thereof in the case of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) are less than $6,000,000 with respect to any single Asset Sale or series of related Asset Sales pursuant to this clause (iii) and when aggregated with the proceeds

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of  all  such  other Asset Sales made by Credit Parties pursuant to this clause
(iii) within the same Fiscal Year, are less than $10,000,000; provided, in each of cases (i), (ii) and (iii) the consideration received for such property shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Holdings), no less than 75% of such consideration shall be paid in Cash and all related Net Asset Sale Proceeds shall be applied in accordance with Section 2.16(b);

             (d)    any  Permitted  Acquisition  by  Company  or  any Guarantor
Subsidiary;

             (e) any Foreign Subsidiary may be merged with or into any other Foreign Subsidiary, or be liquidated, wound up or dissolved, or all or any part of the its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Foreign Subsidiary;

             (f) Company may liquidate any of its Subsidiaries that has total net assets (as shown on the most recent balance sheet of such Subsidiary delivered to the Agents and at the time of liquidation) of $100,000 or less, provided, any Restricted Junior Payments in connection with such liquidation are made in accordance with Section 6.5;

             (g) Sales of Capital Stock in any Subsidiary to qualify directors or allow for investments by foreign nationals, in either case, to the extent required by applicable law; and

             (h) any Investment permitted under Section 6.7 and any grant of a Permitted Lien.

       6.10. DISPOSAL OF SUBSIDIARY INTERESTS. Except for (i) Liens created under any of the Credit Documents and (ii) any sale of all (but not less than all) of the Company's direct and indirect interests in the Capital Stock of any Subsidiary in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors or allow for investments by foreign nationals, in either case, if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

       6.11. SALES AND LEASE-BACKS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Guarantor Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit

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Party to any Person (other  than  Company or any of its Guarantor Subsidiaries)
in connection with such lease, provided, the foregoing restriction shall not apply to (i) sales and lease-backs of equipment and other personal property in the ordinary course of business of Company and its Subsidiaries which a Credit Party first acquired not more than 30 days prior to the commencement of the applicable lease and (ii) sales and lease-backs of real property with an aggregate fair market value (as sold) not to exceed $1,000,000 at any time outstanding, in each of cases (i) and (ii) to the extent such transactions are otherwise in compliance with this Agreement.

       6.12. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings, on terms that are less favorable to it or such Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any Wholly-Owned Guarantor Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business of Company and its Subsidiaries;
(d) transactions in connection with the Merger; (e) any Restricted Junior Payment permitted to be paid pursuant to Section 6.5(c), 6.5(d), or 6.5(e)(i);
(f) any issuance of Securities, or other payments, awards or grants in cash, Securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans (including the Employee Leverage Program) approved by the board of directors of Holdings, in each case which are otherwise consistent with this Agreement; (g) sales or issuances of Capital Stock of Holdings to Affiliates of Company approved by the board of directors of Holdings; and (h) sales of inventory or other product and arrangements in respect of administrative, corporate overhead and insurance, legal and similar expenses among Company and its Subsidiaries in the ordinary course of business.

       6.13. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (b) such other lines of business as may be consented to by Requisite Lenders.

       6.14. PERMITTED ACTIVITIES OF HOLDINGS. Holdings shall not (a) incur, directly or indirectly, any Indebtedness other than its Obligations under the Credit Documents or guarantees in respect of Indebtedness of Company or any of its Subsidiaries otherwise permitted under this Agreement and Indebtedness permitted under Section 6.1(m); (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted

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pursuant to  Section  6.2;  (c)  engage  in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of Company and, through Company, not less than 80% of the Capital Stock of each of the Subsidiaries of Company; (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements and the Landis Merger Agreement, as applicable; and
(iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of Company; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Company and, through Company, the Subsidiaries of Company; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

       6.15. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. Except as set forth in Section 6.16, no Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement or the Landis Merger Agreement after the Effective Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

       6.16. AMENDMENTS   OR   WAIVERS  OF  OR  WITH  RESPECT  TO  SUBORDINATED
INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, (a) if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Senior Subordinated Notes (or of any guaranty thereof), or (b) amend or otherwise change the covenants or other provisions contained in any Subordinated Indebtedness not described in clause (a) of this Section 6.16 if the effect of such amendment or change, together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional material rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

       6.17. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year.

       6.18. DERIVATIVE TRANSACTIONS. No Credit Party shall enter into any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities,

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or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, other than (a) Financial Hedge Agreements and (b) for the purposes of hedging the actual exposure of Company and its Subsidiaries to fluctuations in the price of resin or other raw materials used in the operations of Company and its Subsidiaries and not for speculative purposes.


SECTION 7.     GUARANTY

       7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guarantee to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. {section} 362(a)) (collectively, the "GUARANTEED OBLIGATIONS"). Without limiting the obligations of Holdings under this Section 7, Holdings shall become a co-obligor under the Notes, on a joint and several basis with Company, and execute the Notes in such capacity.

       7.2. CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to
(a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations

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

of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to
(1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

       7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. {section} 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, in same day funds, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

       7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations or the release of such Guarantor permitted by the Credit Documents. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

             (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

             (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

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             (c)    the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

             (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

             (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may
(i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Financial Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Financial Hedge Agreements; and

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             (f)    this Guaranty  and  the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Financial Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Financial Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Financial Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Financial Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

       7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or
(iv) pursue  any  other remedy in the power of any Beneficiary whatsoever;  (b)

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any defense arising  by  reason  of  the  incapacity,  lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other
Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such
Guarantor's  obligations   hereunder,   (ii) the  benefit  of  any  statute  of
limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and
(iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Financial Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

       7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section
7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement

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to   withhold  the  exercise  of  its  rights  of  subrogation,  reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

       7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

       7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

       7.9. AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

       7.10. FINANCIAL CONDITION OF COMPANY. Any Credit Extension may be made to Company or continued from time to time, and any Financial Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Financial Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Financial

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Hedge Agreements, and each Guarantor assumes  the  responsibility for being and keeping informed of the financial condition of Company and of all circumstances
bearing  upon  the  risk  of  nonpayment of the Guaranteed  Obligations.   Each
Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

       7.11. BANKRUPTCY, ETC. (a)Without limiting any Guarantor's ability to file a voluntary bankruptcy petition in respect of itself, so long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

             (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

             (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

       7.12. DISCHARGE  OF  GUARANTY UPON SALE OF GUARANTOR.   If  all  of  the
Capital Stock of any Guarantor  or  any of its successors in interest hereunder

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shall be sold or otherwise disposed of  (including  by merger or consolidation)
in a transaction consummated in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such disposition.


SECTION 8.     EVENTS OF DEFAULT

       8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

             (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any Letter of Credit Disbursement; or (iii) any interest on any Loan or any fee or any other amount due hereunder within three days after the date due; or

             (b)    Default  in  Other  Agreements.   (i) Failure of any Credit
Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $15,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

             (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.7,
Section 5.2 (solely in respect of the Company), Section 5.14 or Section 6 or in Section 3 of the Pledge and Security Agreement; or

             (d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto shall be false in any material respect as of the date made or deemed made; or

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             (e)    Other Defaults Under  Credit  Documents.   Any Credit Party
shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Authorized Officer of Company or Holdings becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

             (f)    Involuntary   Bankruptcy;  Appointment  of  Receiver,  Etc.
(i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries (other than Excluded Foreign Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or foreign law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries (other than an Excluded Foreign Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries (other than an Excluded Foreign Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries (other than an Excluded Foreign Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries (other than an Excluded Foreign Subsidiary), and any such event described in this clause
(ii) shall continue for 60 days without having been dismissed, bonded or discharged; or

             (g)    Voluntary   Bankruptcy;   Appointment   of  Receiver,  Etc.
(i) Holdings or any of its Subsidiaries (other than an Excluded Foreign Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries (other than Excluded Foreign Subsidiaries) shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries (other than an Excluded Foreign Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body or any committee thereof) of Holdings or any of its Subsidiaries (other than an Excluded Foreign Subsidiary) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

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             (h)    Judgments  and  Attachments.   Any  money judgment, writ or
warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $15,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company
has acknowledged coverage) shall be   entered or filed against  Holdings or any
of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

             (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

             (j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate (A) have or could reasonably be expected to have a Material Adverse Effect, (B) have resulted in liabilities of Holdings, its Subsidiaries or any of their ERISA Affiliates, taken together, in excess of $10,000,000 which liabilities (1) have continued for a period of 60 days without being paid, waived or otherwise discharged and
(2) are not being contested in good faith by appropriate proceedings or (ii) there shall be imposed a Lien or security interest under Section 401(a)(29) or
Section 412(n) of the Internal Revenue Code or under ERISA on Collateral which Lien or security interest (1) has continued in effect for a period of 60 days without being discharged and (2) is not being contested in good faith by appropriate proceedings; or

             (k)    Change of Control.  A Change of Control shall occur; or

             (l)    Guaranties,   Collateral   Documents   and   other   Credit
Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (unless released pursuant to the terms of the Credit Documents), in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or
(iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

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THEN,(1) upon the occurrence of any Event of Default described in Section 8.1(f)
or 8.1(g)with respect to Company or Holdings, automatically, and(2) so long as any other Event of Default shall be continuing, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent,
(A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates
required   to   draw  under  such  Letters  of  Credit),  and  (III) all  other
Obligations;  provided,   the  foregoing  shall  not  affect  in  any  way  the
obligations  of  Lenders   under  Section  2.3(b)(iv)  or  Section  2.4(e); (C)
Administrative  Agent may cause the  Collateral Agent  to enforce  any and  all
Liens  and security interests created pursuant  to Collateral   Documents;  and
(D) Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default
specified in  Section 8.1(f) and  (g) to pay)  to   Administrative  Agent  such
additional amounts of cash, to be held as security for Company's reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.


SECTION 9.     AGENTS

       9.1. APPOINTMENT OF AGENTS. JPMCB is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Fleet National Bank is hereby appointed Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, each of JPMCB, in its capacity as Syndication Agent, and General Electric Capital Corporation and The Royal Bank of Scotland, in their capacities as Co-Documentation Agents, shall not have any obligations but shall be entitled to all benefits of this Section 9.

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       9.2.  POWERS AND DUTIES.  Each Lender irrevocably authorizes each  Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly
specified herein and the other Credit Documents.   Each Agent may exercise such
powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

       9.3.  GENERAL IMMUNITY.

             (a) No Responsibility for Certain Matters. No Agent shall have any duties or obligations except those expressly set forth herein, nor shall any Agent be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing. Without limiting the generality of the foregoing, no Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

             (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the

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Credit  Documents except to the extent caused by such Agent's gross  negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Any Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Any Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Any Agent may consult with legal counsel (who may be counsel for Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

       9.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

       9.5.  LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.

             (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

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             (b)    [Intentionally omitted.]

       9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

       9.7. SUB-AGENTS. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

       9.8. SUCCESSOR ADMINISTRATIVE AGENT, COLLATERAL AGENT AND SWING LINE LENDER.

             (a) Administrative Agent and Collateral Agent. Each of Administrative Agent and Collateral Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and each of Administrative Agent and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent or Collateral Agent, as applicable, and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent or Collateral Agent with Company's consent (not to be unreasonably withheld) unless an Event

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of  Default  has  occurred and is continuing or such successor is a Lender,  in
each  of  which cases  Company's  consent  need  not  be  obtained.   Upon  the
acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Administrative Agent or Collateral Agent, that successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Collateral Agent and the retiring or removed Administrative Agent or Collateral Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent of the security interests created under the Collateral Documents, whereupon such
retiring  or  removed  Administrative  Agent  or   Collateral  Agent  shall  be
discharged from its duties and obligations hereunder.   After  any  retiring or
removed Administrative Agent's or Collateral Agent's resignation or removal hereunder as Administrative Agent or Collateral Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

             (b) Swing Line Lender. Swing Line Lender may be replaced at any time by written agreement among Company, Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. Administrative Agent shall notify the Lenders of any such replacement of Swing Line Lender. At the time any such replacement shall become effective, (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Swing Line Lender,
(ii) upon such prepayment, the retiring or removed Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and
(iii) Company shall issue, if so requested by successor Swing Line Loan Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.

       9.9.  COLLATERAL DOCUMENTS AND GUARANTY.

             (a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to
(i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such

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consent under Section 10.5) have otherwise consented or (ii) release any
Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

             (b)    Right  to  Realize  on  Collateral  and  Enforce  Guaranty.
Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.


SECTION 10.    MISCELLANEOUS

       10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agent, Swing Line Lender or Issuing Bank shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been received when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent, Swing Line Lender or Issuing Bank shall be effective until received by such Person.

       10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a)all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b)all the costs of furnishing all opinions by counsel for Company and the other Credit Parties;
(c)the reasonable out-of-pocket fees, expenses and disbursements of outside counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters

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requested  by  Company; (d) all the out-of-pocket actual costs  and  reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents;(e)all the out-of-pocket actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the out-of-pocket actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral;(g) all other out-of-pocket actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, (i) all costs and expenses of inspections and visits by any Agent or Lender pursuant to Section 5.6 and (ii) all out-of-pocket costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

       10.3. INDEMNITY.

             (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, and provided, further, no Credit Party shall have any obligation to Issuing Bank in the event of the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it (it being understood that no dishonor as a result of a Governmental Act shall constitute a wrongful dishonor). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under

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applicable law to the payment  and  satisfaction of all Indemnified Liabilities
incurred by Indemnitees or any of them.   To the extent permitted by applicable
law, no Credit Party shall assert, and each  hereby  waives,  any claim against
any   Indemnitee,   on   any   theory  of  liability,  for  special,  indirect,
consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument or transaction contemplated hereby.

             (b) To the extent permitted by applicable law, neither Holdings nor any of its Subsidiaries or Affiliates shall assert, and hereby waives, any claim against any Lender or any of their Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

       10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, under the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected herewith or therewith, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

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        10.5. AMENDMENTS AND WAIVERS.

             (a) Requisite Lenders' Consent. Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

             (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                    (i) extend the scheduled final maturity of any Loan or Note;

                    (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

                    (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

                    (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable hereunder;

                    (v) extend the time for payment of any such interest or fees;

                    (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

                    (vii) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

                    (viii)amend the definition of "REQUISITE LENDERS"  or  "PRO
       RATA SHARE"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" or "PRO RATA SHARE" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Effective Date;

                    (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

                    (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

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             (c)    Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

                    (i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

                    (ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

                    (iii) amend the definition of "REQUISITE CLASS LENDERS" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "REQUISITE CLASS LENDERS" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Effective Date;

                    (iv) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

                    (v) amend, modify, terminate or waive any obligation of Lenders relating to the issuance of or purchase of participations in Letters of Credit without the written consent of Administrative Agent and of Issuing Bank; or

                    (vi)  amend,  modify,  terminate  or waive any provision of
       Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

             (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification,

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termination, waiver or consent effected in accordance  with  this  Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

       10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

             (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

             (b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in
Section 10.6(d). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

             (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligation to any Eligible Assignee upon the giving of notice to Company and Administrative Agent, provided

                    (i) each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments and shall not, without Company's consent, result in payment to such assignee under Sections 2.19(c), 2.20 and 2.21 that would not have been made to the assigning Lender; and

                    (ii) any assignment to a Person that does not meet the requirements of clause (i) of the definition of the term "Eligible Assignee" shall require the prior written consent of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Company, in each case not to be unreasonably withheld or delayed.

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             (d)    Mechanics.  The assigning  Lender  and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.20(c). Any assignment to a Person that does not meet the requirements of clause (i) of the definition of the term "Eligible Assignee," shall be in an aggregate amount of not less than $100,000 (or such lesser amount as may be agreed by Company and Administrative Agent or as shall constitute the aggregate amount of a Class of Loans or Commitments of the assigning Lender).

             (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

             (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of its Lender Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

             (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof;
(ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto); provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (A) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (B) such

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assigning  Lender  shall  continue  to  be  entitled  to  the  benefit  of  all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder;
(iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and
(iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as
promptly   thereafter   as  practicable,  surrender  its  applicable  Notes  to
Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

             (h) Participations. Each Lender shall have the right at any time to sell, without notice to, or consent of the Company and Administrative Agent one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would
(i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. The Company agrees that each participant shall be entitled to the benefits of Sections 2.19(c), 2.20 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph
(c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.20 or 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender or would be a US Lender that is not willing or able to execute a valid Form W-9 shall not be entitled to the benefits of Section 2.21 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.21 as though it were a Lender. To the extent permitted

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by law, each participant also shall be entitled to the benefits of Section 10.4 as  though it were a Lender, provided such Participant agrees to be subject  to
Section 2.17 as though it were a Lender.

                    (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided, further, in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

       10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

       10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.
Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.19(c), 2.20, 2.21, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.18 and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

       10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Financial Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

       10.10.MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

       10.11.SEVERABILITY. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

       10.12.OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

       10.13.HEADINGS.    Section headings   herein  are  included  herein  for
convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

       10.14.APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

       10.15.CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY

EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO,  FOR  ITSELF AND IN
CONNECTION   WITH   ITS   PROPERTIES,   IRREVOCABLY (A) ACCEPTS  GENERALLY  AND
UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT
PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D)AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

       10.16.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS,

SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

       10.17.CONFIDENTIALITY. Each Lender shall hold all non-public information regarding Holdings and Company and their business identified as such by Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Holdings and Company that, in any event, a Lender may make (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Financial Hedge Agreements (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (iv) required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including without limitation, opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates' directors and employees to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

       10.18.USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws.
Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

       10.19.COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                  Remainder of page intentionally left blank



                                      139
NY12534:136764.9

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BPC HOLDING CORPORATION
By:
      Name:
      Title:
BERRY PLASTICS CORPORATION
By:
      Name:
      Title:
BERRY IOWA CORPORATION
By:
      Name:
      Title:
PACKERWARE CORPORATION
By:
      Name:
      Title:
KNIGHT PLASTICS, INC.
By:
      Name:
      Title:




NY12534:136764.9

BERRY STERLING CORPORATION
By:
      Name:
      Title:
BERRY PLASTICS DESIGN CORPORATION
By:
      Name:
      Title:
POLY-SEAL CORPORATION
By:
      Name:
      Title:
BERRY PLASTICS ACQUISITIONS CORPORATION III
By:
      Name:
VENTURE PACKAGING, INC.
By:
      Name:
      Title:




NY12534:136764.9

VENTURE PACKAGING MIDWEST, INC.
By:
      Name:
      Title:
BERRY PLASTICS TECHNICAL SERVICES, INC.
By:
      Name:
      Title:
CPI HOLDING CORPORATION
By:
      Name:
      Title:
AEROCON, INC.
By:
      Name:
      Title:

PESCOR, INC.
By:
      Name:
      Title:




NY12534:136764.9

BERRY TRI-PLAS CORPORATION
By:
      Name:
      Title:
CARDINAL PACKAGING, INC.
By:
      Name:
      Title:
LANDIS PLASTICS, INC.
By:
      Name:
      Title:
GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent and a Lender
By:
Authorized Signatory

JPMORGAN CHASE BANK,
as Syndication Agent and a Lender
By:
Authorized Signatory


FLEET NATIONAL BANK,
as Collateral Agent, Issuing Bank and Swing Line Lender and a Lender
By:
Authorized Signatory

THE ROYAL BANK OF SCOTLAND,
as a Co-Documentation Agent and a Lender
By:
Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Co-Documentation Agent and a Lender
By:
Authorized Signatory

WEBSTER BANK,
as a Lender
By:
Authorized Signatory

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business Financial Services Inc., as a Lender
By:
Authorized Signatory

ORIX FINANCIAL SERVICES,
as a Lender
By:
Authorized Signatory

PAM CAPITAL FUNDING,
as a Lender
By:
Authorized Signatory

CENTURION CDO VII, LTD.,
as a Lender
By:
Authorized Signatory




NY12534:136764.9

                                                                   APPENDIX A-1


                                               TO CREDIT AND GUARANTY AGREEMENT




                             TERM LOAN COMMITMENTS

[                                    ][                                       ]





                                 Appendix A-1

NY12534:136764.9

                                                                   APPENDIX A-2


                                               TO CREDIT AND GUARANTY AGREEMENT


                            [Intentionally Omitted]




                                 Appendix A-2
NY12534:136764.9

                                                                   APPENDIX A-3


                                               TO CREDIT AND GUARANTY AGREEMENT


                             REVOLVING COMMITMENTS


Goldman Sachs Credit Partners L.P.  $[                    ]
JPMorgan Chase Bank                 $[                    ]
Fleet National Bank                 $[                    ]
General Electric Capital Corporation$[                    ]
The Royal Bank of Scotland          $[                    ]
Webster Bank                        $[                    ]
Centurion CDO VII, LTD.             $[                    ]
Merrill Lynch Capital               $[                    ]
Orix Financial Services             $[                    ]
Pam Capital Funding                 $[                    ]




                                  Appendix A-3
NY12534:136764.9

                                                                     APPENDIX B


                                               TO CREDIT AND GUARANTY AGREEMENT


                               NOTICE ADDRESSES

BERRY PLASTICS CORPORATION
    101 Oakley St.
    Evansville, IN 47710
    Attention:  James M. Kratochvil
    Telecopier:  (812) 424-0128

BPC HOLDING CORPORATION
    101 Oakley St.
    Evansville, IN 47710
    Attention:  James M. Kratochvil
    Telecopier:  (812) 424-0128

                                 Appendix B-1

NY12534:136764.9

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as a Lead Arranger, Administrative Agent and a Lender
    Goldman Sachs Credit Partners L.P.
    85 Broad Street
    New York, New York  10004
    Attention:  Stephen King
    Telecopier:  (212) 357-0932

with a copy to:
    Goldman Sachs Credit Partners L.P.
    85 Broad Street
    New York, New York  10004
    Attention: John Makrinos
    Telecopier:  (212) 357-4597


                                 Appendix B-2

NY12534:136764.9

JPMORGAN CHASE BANK,
as Syndication Agent and a Lender
    JP Morgan Chase Bank
    270 Park Avenue, 38th Fl.
    New York, NY 10017
    Attention: Stacey Haimes
    Telecopier: (212) 270-7939

FLEET NATIONAL BANK
as Collateral Agent, Issuing Bank, and Swing Line Lender
    Fleet Bank
    100 Federal St. MA DE 100-11A
    Boston, MA 02110
    Attention: Shai Patel
    Telecopier: (617) 434-4929






                                 Appendix B-3

NY12534:136764.9